Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-199784

Pricing Supplement No. 7 to Prospectus Supplement and Prospectus dated November 3, 2014 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) Medium-Term Note Program, Series F

ELEMENTSSM

Linked to the MLCX Grains Index— Total Return

due February 14, 2023

The ELEMENTSSM Linked to the MLCX Grains Index— Total Return due February 14, 2023 (the “Securities”) do not guarantee any return of principal at maturity and do not pay any interest during their term. Instead, you will receive a cash payment at maturity or upon repurchase by SEK based on the performance of the MLCX Grains Index— Total Return less an investor fee.  The Securities have been continuously offered to the public since February 5, 2008.  Prior to January 30, 2009 they were offered to the public pursuant to Pricing Supplement No. 117 to the Prospectus and Prospectus Supplement dated January 30, 2006 relating to SEK’s Medium-Term Notes, Series D (Commission file no. 333-131369).  From January 30, 2009 to, but excluding, July 24, 2012, they were offered to the public pursuant to Pricing Supplement No. 37 to the Prospectus and Prospectus Supplement dated December 15, 2008 relating to SEK’s Medium-Term Notes, Series E (Commission file no. 333-156118).  From July 24, 2012 to, but excluding, the date hereof, they were offered to the public pursuant to Pricing Supplement No. 34 to the Prospectus and Prospectus Supplement dated November 28, 2011 relating to SEK’s Medium-Term Notes, Series F (Commission file no. 333-178202).  As of the date hereof, they shall be offered to the public solely pursuant to this Pricing Supplement No. 7 to the Prospectus and Prospectus Supplement dated November 3, 2014 relating to SEK’s Medium-Term Notes, Series F (Commission file no. 333-199784).  Securities issued to date have been issued as Medium-Term Notes, Series D, Series E or Series F.  Securities issued hereafter will be issued as Medium-Term Notes, Series F.  The Securities are senior unsecured debt securities of the issuer. All payments on the Securities are subject to the credit risk of the issuer.

The principal terms of the Securities are as follows:

Issuer: Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (“SEK”)

Underlying Index: The return on the Securities is linked to the performance of the MLCX Grains Index —Total Return (Bloomberg symbol: MLCXGRTR) (the “Index”). The Index is designed to provide a benchmark for the grains sector and for investment in commodities as an asset class.  The Index comprises futures contracts (each an “Index Component”) on four physical commodities: corn, soybeans, soybean meal and wheat (each an “Index Commodity”). The Index is a total return index; thus it is designed to reflect the performance of a fully collateralized investment in the Index Components.

Payment at Maturity: If your Securities have not previously been repurchased by SEK at your election, at maturity you will receive a cash payment equal to the principal amount of your Securities times the index factor on the final valuation date times the fee factor on the final valuation date.

Secondary Market: The Securities have been approved for listing, and are currently trading, on the NYSE Arca under the ticker symbol “GRU”. If an active secondary market in the Securities develops, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Repurchase of the Securities: Subject to the requirements described below, you may offer $5,000,000 principal amount or more of your Securities to SEK for repurchase during the term of the Securities on a weekly repurchase date which began on May 19, 2008.  If you elect to offer your Securities for repurchase, and the requirements for acceptance by SEK are met, you will receive a cash payment in an amount equal to the weekly repurchase value, which is the principal amount of your Securities to be repurchased times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

Repurchase Mechanics:  You may offer your Securities to SEK for repurchase during the term of the Securities. To offer your Securities for repurchase on a repurchase date, you and your broker must deliver an irrevocable offer for repurchase to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) no later than 5:00 p.m., New York City, time on the fifth business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the Securities — Repurchase Procedures”. If you fail to comply with these procedures, your offer will be deemed ineffective and SEK will not be obligated to repurchase your Securities.  Any offers for repurchase will be irrevocable.  Also, unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which SEK will repurchase your Securities will be January 30, 2023.

Valuation Date: Valuation date means each Tuesday from May 13, 2008 to February 7, 2023 inclusive.  We refer to Tuesday, February 7, 2023, as the “final valuation date”.  If there is a market disruption event occurring on a valuation date, such valuation date, including the final valuation date, may be postponed as provided herein.

Repurchase Date: A repurchase date is the fourth business day following a valuation date.  Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which SEK will repurchase your Securities will be January 30, 2023.

Inception Date: February 5, 2008.

Initial Settlement Date:  February 14, 2008.

Index Factor: The index factor on any given day, other than the final valuation date, will be equal to the closing level of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is equal to 146.17. This represents an adjusted level of the Index on the inception date due to a market disruption event (as described herein) with respect to the futures contract on wheat, an Index Component. The initial index level was determined by reference to the values of the Index Components unaffected by the market disruption event on the inception date and by reference to the value of the wheat futures contract on February 11, 2008, the first trading day after the inception date on which there was no market disruption event occurring with respect to that futures contract.

(cover continued on next page)

Merrill Lynch & Co.

As Agent for

Pricing Supplement dated November 13, 2014

ELEMENTSSM and  are service marks of Merrill Lynch, Pierce, Fenner & Smith Incorporated

(continued from previous page)

Fee Factor: The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase. If the level of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase by SEK.

Trading Day: A trading day is a day on which (i) the level of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange, the Nasdaq Stock Market and the NYSE Alternext US and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the calculation agent in its sole discretion.

Business Day: A business day is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or Stockholm, Sweden generally are authorized or obligated by law, regulation or executive order to close.

CUSIP Number:  870297215

You may lose some or all of your principal if you invest in the Securities. See “Risk Factors” beginning on page PS-10 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

MLPF&S and Nuveen Investments, acting as our agents, sold Securities, on the inception date directly to investors and to dealers acting as principals at 100% of their stated principal amount of $10.00 each.  Additional Securities have been sold since the inception date and may in the future be offered and sold from time to time through the agent named on the cover page and one or more dealers.  We have received and will receive in the future proceeds equal to 100% of the offering price of Securities sold after the inception date.  As of November 12, 2014 there were an aggregate of 1,656,000 Securities issued and outstanding.

The agent named on the cover of this pricing supplement and any dealer in the initial and any subsequent distribution is expected to charge normal commissions for the purchase of the Securities.  MLPF&S, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will receive the investor fee.  Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of the ELEMENTSSM Linked to the MLCX Grains Index— Total Return due February 14, 2023 (the “Securities”), as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities.  The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated November 3, 2014 and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated November 3, 2014 which supplements the prospectus.

We have since the inception date and may in the future, without your consent, create and issue securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities.

This section summarizes the following aspects of the Securities:

•                       What are the Securities and how do they work?

•                       How do you sell your Securities?

•                       How do you offer your Securities for repurchase by SEK?

•                       What are some of the risks of the Securities?

•                       Is this the right investment for you?

•                       What are the tax consequences?

•                       How do you calculate the payment on the Securities?

What Are the Securities and How Do They Work?

The Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the MLCX Grains Index— Total Return (the “Index”). The Securities will be issued in denominations of $10 stated principal amount.

The return on the Securities is linked to the performance of the MLCX Grains Index —Total Return (Bloomberg symbol: MLCXGRTR) (the “Index”). The Index was created by Merrill Lynch Commodities, Inc. (the “Index Sponsor”) in conjunction with Merrill Lynch, Pierce, Fenner and Smith Limited (the “Index Publisher”) in 2006 and is designed to provide a benchmark for the grains sector and for investment in commodities as an asset class.  The Index comprises futures contracts (each an “Index Component”) on four physical commodities: corn, soybeans, soybean meal and wheat (each an “Index Commodity”). The Index is a total return index; thus it is designed to reflect the performance of a fully collateralized investment in the Index Components.

If your Securities have not been previously repurchased by SEK at your election, at maturity you will receive a cash payment equal to the principal amount of your Securities times the index factor determined on the final valuation date times the fee factor on the final valuation date. Prior to maturity, you may, subject to certain restrictions, offer your Securities for repurchase by SEK on any repurchase date during the term of the Securities, provided that you offer at least $5,000,000 principal amount of Securities for repurchase and follow the procedures as described below.

If you choose to offer your Securities for repurchase on a repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

The index factor on any given day, other than the final valuation date, will be equal to the closing level of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is equal to 146.17. This represents an adjusted level of the Index on the inception date due to a market disruption event (as described herein) with respect to the futures contract on wheat, an Index Component. The initial index level was determined by reference to the values of the Index Components unaffected by the market disruption event on the inception date and by reference to the value of the wheat futures contract on February 11, 2008, the first trading day after the inception date on which there was no market disruption event occurring with respect to that futures contract.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A repurchase date is the fourth business day following a valuation date.  A valuation date is each Tuesday from May 13, 2008 to February 7, 2023 inclusive or, if such date is not a trading day, the next succeeding trading day. Unless the scheduled repurchase date is postponed due to a market disruption event, the final day on which SEK will repurchase your Securities will be January 30, 2023.  The weekly scheduled valuation date may be postponed due to a market disruption event with respect to an Index Component up to four scheduled trading days. If postponement of a valuation date due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption event, up to four scheduled trading days.  If a market disruption event with respect to an Index Component causes the postponement of the valuation date for more than four scheduled trading days, the level of the Index for such weekly repurchase date will be calculated by reference to the value of such affected Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which will be the weekly valuation date, as postponed.

We will not pay you interest during the term of the Securities.

For a further description of how your payment at maturity, or upon repurchase of your Securities by SEK, will be calculated, see — “How Do You Calculate the Payment on the Securities? — Hypothetical Examples” below and “Specific Terms of the Securities” in this pricing supplement.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase by SEK. If the level of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase by SEK.

How Do You Sell Your Securities?

The Securities have been approved for listing, and are currently trading, on the NYSE Arca. If an active secondary market in the Securities develops, we expect that investors will purchase and sell the Securities primarily in this secondary market.

How Do You Offer Your Securities for Repurchase by SEK?

If you wish to offer your Securities to SEK for repurchase, you and your broker must follow the following procedures:

•                       your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to MLPF&S by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date.  You must offer $5,000,000 principal amount or more of your Securities for repurchase by SEK on any repurchase date. MLPF&S must acknowledge receipt from your broker in order for your offer to be effective;

•                       your broker must book a delivery vs. payment trade with respect to your Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing MLPF&S; and

•                       your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Securities in respect of such deadlines. If MLPF&S does not receive your offer to repurchase by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your notice will not be effective and we will not accept your offer to repurchase your Securities on the applicable repurchase date.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•                       Uncertain Principal Repayment — If the level of the Index decreases, or does not increase by an amount greater than the aggregate investor fee applicable to your Securities, you will receive less than your original investment in the Securities.

•                       Commodity Market Risk — The return on the Securities is linked to the performance of the Index which, in turn, is linked to the prices of the Index Components. Commodity futures prices may change unpredictably, affecting the level of the Index Components and, consequently, the value of your Securities in unforeseeable ways.

•                       Concentrated Investment Risk — The Index Components are concentrated in  agricultural commodities in general and in grains in particular. Your investment may therefore carry risks similar to a concentrated securities investment in the grains sector.

•                      No Interest Payments — You will not receive any periodic interest payments on the Securities.

•                       A Trading Market for the Securities May Not Develop — Although the Securities have been approved for listing, and are currently trading, on the NYSE Arca, a trading market for your Securities may not develop. We are not required to maintain any listing of the Securities on the NYSE Arca or any other exchange.

•                       SEK May Stop Issuing or Selling the Securities — SEK may stop issuing Securities at any time. Any discontinuance of sales could give rise to distortions in the market for the Securities, resulting in the Securities trading at a significant premium, and price volatility. If you purchase the Securities when they are trading at a premium, and that premium decreases or is eliminated at the time you wish to sell your Securities, you could incur a significant loss in connection with that sale.

•                       The Intraday Indicative Value is not the Same as the Trading or Closing Price of the Securities — The intraday or closing indicative value of the Securities is not the same as their trading price on the NYSE, the payment to you upon repurchase or the payment at maturity. The intraday indicative value is our approximation of the valuation of the Securities, calculated as described in “Valuation of the Securities — Indicative Value.” The intraday indicative value may be higher, lower or equal to the Securities’ trading price on the NYSE, the payment to you upon repurchase or the payment at maturity.

•                       Restrictions on repurchases by SEK — You must offer at least $5,000,000 principal amount of Securities to SEK for your offer for repurchase to be considered.

•                       Your Offer for Repurchase Is Irrevocable — You will not be able to rescind your offer for repurchase after it is received by MLPF&S, so you will be exposed to market risk in the event market conditions change after MLPF&S receives your offer.

•                       You Will Not Know the Weekly Repurchase Value at the Time You Offer the Securities for Repurchase — Your offer to repurchase the Securities must be submitted on the fifth business day prior to the applicable valuation date. The weekly repurchase value of the Securities may decrease between the business day on which you submit your offer to repurchase and the relevant valuation date.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•                       You seek an investment with a return linked to the performance of the Index.

•                       You believe the level of the Index will increase by an amount sufficient to offset the aggregate investor fee and to provide you with a satisfactory return on your investment during the term of the Securities.

•                       You are willing to accept the risk of fluctuations in the level of the Index.

•                       You do not seek current income from this investment.

The Securities may not be a suitable investment for you if:

•                       You are not willing to be exposed to fluctuations in the level of the Index.

•                       You seek a guaranteed return of principal.

•                       You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee during the term of the Securities.

•                       You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•                       You seek current income from your investment.

What Are the Tax Consequences?

We intend to take the position that the Securities will be treated for U.S. federal income tax purposes as prepaid forward contracts to purchase the Index and, by purchasing a Security, you will be deemed to have agreed to that treatment. If the Securities are so treated, you should recognize capital gain or loss upon the sale, repurchase or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your adjusted tax basis in the Securities.

No statutory, judicial or administrative authority directly addresses the characterization of the Securities or instruments similar to the Securities for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Securities are uncertain, and it is possible that the Internal Revenue Service (“IRS”) may assert an alternative treatment. It is also possible that future U.S. legislation, regulations or other IRS guidance would require you to accrue income on the Securities on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the Securities in another manner that significantly differs from the agreed-to treatment noted above, and that any such guidance could have retroactive effect. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see “United States Federal Income Tax Considerations” below.

How Do You Calculate the Payment on the Securities?

Set forth below is an explanation of the steps necessary to calculate the payment on the Securities at maturity or upon repurchase by SEK.

Step 1: Calculate the fee factor

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365.  The annual investor fee is equal to 0.75%.

Step 2: Calculate the index factor

The index factor on any given day, other than the final valuation date, will be equal to the closing level of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing values of the Index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is equal to 146.17.

Step 3: Calculate the payment

You will receive a cash payment at maturity or upon repurchase by SEK, as applicable, equal to the principal amount of your Securities times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your Securities by SEK. If the level of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase of your Securities by SEK.

Hypothetical Examples

The following examples show how the Securities would perform in hypothetical circumstances beginning on the inception date. We have included two examples in which the Index has increased by approximately 450% at maturity, as well as two examples in which the Index has decreased by approximately 50% at maturity. These examples highlight the behavior of the indicative value in different circumstances.  The figures in these examples have been rounded for convenience.  Figures for year 15 are as of the final valuation date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Assumptions:

Annual Investor Fee	Days	Principal	Initial Index Level
0.75%	365	$10.00	146.17

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H
Year	Index Level	Index Factor	Aggregate Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	146.17	1.00	0.00%	100.00%	$10.00
1	138.86	0.95	0.75%	99.25%	$9.43	-5.00%	-5.71%
2	160.78	1.10	1.50%	98.50%	$10.84	4.88%	4.09%
3	165.17	1.13	2.25%	97.75%	$11.05	4.16%	3.37%
4	219.25	1.50	3.00%	97.00%	$14.55	10.67%	9.83%
5	135.94	0.93	3.75%	96.25%	$8.95	-1.44%	-2.19%
6	165.17	1.13	4.50%	95.50%	$10.79	2.06%	1.28%
7	204.63	1.40	5.25%	94.75%	$13.27	4.92%	4.12%
8	219.25	1.50	6.00%	94.00%	$14.10	5.20%	4.39%
9	138.86	0.95	6.75%	93.25%	$8.86	-0.57%	-1.34%
10	292.33	2.00	7.50%	92.50%	$18.50	7.18%	6.35%
11	365.42	2.50	8.25%	91.75%	$22.94	8.69%	7.84%
12	401.96	2.75	9.00%	91.00%	$25.03	8.80%	7.94%
13	438.50	3.00	9.75%	90.25%	$27.08	8.82%	7.96%
14	621.21	4.25	10.50%	89.50%	$38.04	10.89%	10.01%
15	803.92	5.50	11.25%	88.75%	$48.81	12.04%	11.15%

Hypothetical Examples

Assumptions:

Annual Investor Fee	Days	Principal	Initial Index Level
0.75%	365	$10.00	146.17

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H
Year	Index Level	Index Factor	Aggregate Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	146.17	1.00	0.00%	100.00%	$10.00
1	138.86	0.95	0.75%	99.25%	$9.43	-5.00%	-5.71%
2	131.55	0.90	1.50%	98.50%	$8.87	-5.13%	-5.85%
3	124.24	0.85	2.25%	97.75%	$8.31	-5.27%	-5.99%
4	138.86	0.95	3.00%	97.00%	$9.22	-1.27%	-2.02%
5	190.02	1.30	3.75%	96.25%	$12.51	5.39%	4.58%
6	263.10	1.80	4.50%	95.50%	$17.19	10.29%	9.45%
7	328.88	2.25	5.25%	94.75%	$21.32	12.28%	11.42%
8	219.25	1.50	6.00%	94.00%	$14.10	5.20%	4.39%
9	276.81	1.89	6.75%	93.25%	$17.66	7.35%	6.52%
10	423.88	2.90	7.50%	92.50%	$26.83	11.23%	10.37%
11	438.50	3.00	8.25%	91.75%	$27.53	10.50%	9.64%
12	401.96	2.75	9.00%	91.00%	$25.03	8.80%	7.94%
13	309.87	2.12	9.75%	90.25%	$19.13	5.95%	5.12%
14	397.49	2.72	10.50%	89.50%	$24.34	7.41%	6.56%
15	803.92	5.50	11.25%	88.75%	$48.81	12.04%	11.15%

Hypothetical Examples

Assumptions:

Annual Investor Fee	Days	Principal	Initial Index Level
0.75%	365	$10.00	146.17

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H
Year	Index Level	Index Factor	Aggregate Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	146.17	1.00	0.00%	100.00%	$10.00
1	138.86	0.95	0.75%	99.25%	$9.43	-5.00%	-5.71%
2	116.93	0.80	1.50%	98.50%	$7.88	-10.56%	-11.23%
3	150.55	1.03	2.25%	97.75%	$10.07	0.99%	0.23%
4	211.94	1.45	3.00%	97.00%	$14.07	9.73%	8.90%
5	273.33	1.87	3.75%	96.25%	$18.00	13.34%	12.47%
6	292.33	2.00	4.50%	95.50%	$19.10	12.25%	11.39%
7	365.42	2.50	5.25%	94.75%	$23.69	13.99%	13.11%
8	401.96	2.75	6.00%	94.00%	$25.85	13.48%	12.60%
9	292.33	2.00	6.75%	93.25%	$18.65	8.01%	7.17%
10	225.10	1.54	7.50%	92.50%	$14.25	4.41%	3.60%
11	179.79	1.23	8.25%	91.75%	$11.29	1.90%	1.11%
12	255.79	1.75	9.00%	91.00%	$15.93	4.77%	3.95%
13	209.02	1.43	9.75%	90.25%	$12.91	2.79%	1.98%
14	144.71	0.99	10.50%	89.50%	$8.86	-0.07%	-0.86%
15	73.08	0.50	11.25%	88.75%	$4.44	-4.52%	-5.27%

Hypothetical Examples

Assumptions:

Annual Investor Fee	Days	Principal	Initial Index Level
0.75%	365	$10.00	146.17

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H
Year	Index Level	Index Factor	Aggregate Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	146.17	1.00	0.00%	100.00%	$10.00
1	138.86	0.95	0.75%	99.25%	$9.43	-5.00%	-5.71%
2	146.17	1.00	1.50%	98.50%	$9.85	0.00%	-0.75%
3	171.02	1.17	2.25%	97.75%	$11.44	5.37%	4.58%
4	273.33	1.87	3.00%	97.00%	$18.14	16.94%	16.05%
5	263.10	1.80	3.75%	96.25%	$17.33	12.47%	11.62%
6	261.64	1.79	4.50%	95.50%	$17.09	10.19%	9.35%
7	195.86	1.34	5.25%	94.75%	$12.70	4.27%	3.47%
8	200.25	1.37	6.00%	94.00%	$12.88	4.01%	3.21%
9	175.40	1.20	6.75%	93.25%	$11.19	2.05%	1.26%
10	163.71	1.12	7.50%	92.50%	$10.36	1.14%	0.35%
11	146.17	1.00	8.25%	91.75%	$9.18	0.00%	-0.78%
12	128.63	0.88	9.00%	91.00%	$8.01	-1.06%	-1.83%
13	116.93	0.80	9.75%	90.25%	$7.22	-1.70%	-2.47%
14	105.24	0.72	10.50%	89.50%	$6.44	-2.32%	-3.09%
15	73.08	0.50	11.25%	88.75%	$4.44	-4.52%	-5.27%

RISK FACTORS

The following section of this pricing supplement contains information about risks that are particular to the Securities or the medium-term notes in general.  Investors in the Securities are also exposed to further risks related to the issuer of the Securities, SEK, which are described in SEK’s annual report on Form 20-F for the year ended December 31, 2013, filed with the SEC and incorporated by reference herein.  See the information under “Risk Factors” beginning on page 6 of the annual report on Form 20-F.

The Securities are unsecured debt securities of SEK. The Securities are riskier than ordinary unsecured debt securities. The return on the Securities is linked to the performance of the Index. Investing in the Securities is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the Securities.

Even If the Level of the Index at Maturity or upon Repurchase by SEK Exceeds the Index Level at Your Date of Purchase, You May Receive Less Than the Principal Amount of Your Securities

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your Securities by SEK. If the level of the Index decreases or does not increase sufficiently to offset the impact of the investor fee, you will receive less than the principal amount of your investment at maturity or upon repurchase of your Securities by SEK.

The Principal of Your Securities is Not Protected and You May Lose All or a Significant Portion of Your Investment in the Securities.

The principal of your Securities is not protected. Our cash payment on your Securities on the maturity date or repurchase date, if any, will be mainly based on any increase or decrease in the Index. You may lose all or a significant amount of your entire investment in the Securities if the level of the Index decreases substantially.

You Will Not Benefit from Any Increase in the Level of the Index If Such Increase Is Not Reflected in the Level of the Index on the Applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the impact of the aggregate investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your Securities at maturity or upon repurchase by SEK. This will be true even if the level of the Index as of some date or dates prior to the applicable valuation date (including the final valuation date) would have been high enough to offset the impact of the aggregate investor fee.

There Are Restrictions on the Minimum Number of Securities You May Offer to SEK for Repurchase and on the Dates on Which the Securities May Be Repurchased

If you elect to offer your Securities to SEK for repurchase, you must offer at least $5,000,000 principal amount of Securities to SEK at one time on any repurchase date. Your offer to SEK to repurchase your Securities on a repurchase date is only valid if MLPF&S receives such notice from your broker by no later than 5:00 p.m. on the fifth scheduled business day prior to the applicable valuation date preceding the applicable repurchase date. If MLPF&S does not receive an offer to repurchase by 5:00 p.m. on the fifth scheduled business day prior to the applicable valuation date, any offer will not be effective and we will not repurchase your Securities on the applicable repurchase date. Also, unless the scheduled repurchase date is postponed due to a market disruption event, the final day on which SEK will repurchase your Securities will be January 30, 2023. See “Specific Terms of Your Security — Repurchase Procedures” for more information.

The weekly repurchase feature is intended to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SEK’s Obligation to Repurchase Your Securities is Subject to Substantial Restrictions

SEK will repurchase your Securities only if you are offering at least $5,000,000 principal amount of Securities for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount of $5,000,000 principal amount of Securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause SEK to repurchase your Securities.  If you own Securities with an aggregate principal amount of less than $5,000,000, you will not be able to cause SEK to repurchase your Securities.  Also, because of the timing requirements of your offer for repurchase, settlement of any repurchase by SEK will be prolonged when compared to a sale and settlement in the secondary market.  As your offer for repurchase is irrevocable, this will subject you to market risk in the event the market fluctuates after MLPF&S receives your offer.

If you want to sell your Securities but are unable to meet the minimum repurchase requirements to have SEK repurchase your Securities, or are unwilling to wait for a repurchase date, you may sell your Securities into the secondary market at any time, subject to the risks described below. A trading market for the Securities may not develop. Also, the price you may receive for the Securities in the secondary market may differ from, and may be significantly less than, their weekly repurchase value.

You Will Not Know the Weekly Repurchase Value You Will Receive at the Time You Offer Your Securities for Repurchase

You will not know the repurchase amount you will receive at the time you offer your Securities for repurchase. Because your offer to SEK to repurchase your Securities is irrevocable and must be received by MLPF&S no later than 5:00 p.m., New York City time on the fifth business day before the applicable valuation date, you will not know the repurchase amount until the applicable valuation date. We will pay you the repurchase value, if any, on the applicable repurchase date, which is the fourth business day following the related valuation date. As a result, you will be exposed to market risk in the event the market fluctuates after you submit a valid offer to exercise your rights to have SEK to repurchase your Securities, and prior to the applicable repurchase date.

The Market Value of the Securities May Be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

•                       the time remaining to the maturity of the Securities;

•                       supply and demand for the Securities, including inventory positions with any market maker;

•                       economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Components;

•                       the prevailing rate of interest; and

•                       the creditworthiness of SEK.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your Securities

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single trading day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”.  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices.  These circumstances could adversely affect the level of the Index and, therefore, the value of your Securities.

The Securities Are Not Regulated by the CFTC

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” (a “CPO”).  Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as a commodity pool, SEK will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or by SEK on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”).  SEK is not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

The Index Tracks Commodity Futures Contracts and Does Not Track the Spot Prices of the Index Commodities

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, a commodity futures contract is typically an agreement to buy a set amount of an underlying physical commodity at a predetermined price during a stated delivery period. A futures contract reflects the expected value of the underlying physical commodity upon delivery in the future. In contrast, the underlying physical commodity’s current or “spot” price reflects the immediate delivery value of the commodity.

The Securities are linked to the Index and not to the spot prices of the Index Commodities and an investment in the Securities is not the same as buying and holding the Index Commodities. While price movements in the Index Components (as defined above) may correlate with changes in the underlying physical commodities’ spot prices, the correlation will not be perfect and price movements in the spot market for the Index Commodities may not be reflected in the futures market (and vice versa). Accordingly, an increase in the spot prices of the Index Commodities may not result in an increase in the prices of the Index Components or the level of the Index. The Index Component prices and the level of the Index may decrease while the spot prices of the Index Commodities remain stable or increase, or do not decrease to the same extent.

Historical and Hypothetical Historical Values of the Index or any Index Component Should Not be Taken as an Indication of the Future Performance of the Index During the Term of the Securities

The actual performance of the Index or any Index Component over the term of the Securities, as well as the amount payable at maturity or upon repurchase by SEK, may bear little relation to the historical and hypothetical historical values of the Index or the Index Components, which have been highly volatile.

Higher Future Prices of the Index Commodities Relative to Their Current Prices May Decrease the Redemption Amount

As the exchange-traded futures contracts that comprise the Index approach the month before expiration, they are replaced by contracts that have a later expiration. This process is referred to as “rolling”. Specifically, during the specified “roll period” each month, the level of the Index is calculated as if the near-dated futures contracts are sold and the proceeds from those sales are used to purchase longer-dated futures contracts. Differences in the prices between the contracts that are sold and the new contracts for more distant delivery that are purchased are called “roll yield”. See “The Index — Index Weighting”.

If the expiring futures contract included in the Index is “rolled” into a less expensive futures contract with a more distant delivery date, the market for that futures contract is trading in “backwardation”.  In this case, the effect of the roll yield on the level of the Index will be positive because it costs less to replace the expiring futures contract. However, if the expiring futures contract included in the Index is “rolled” into a more expensive futures contract with a more distant delivery date, the market for that futures contract is trading in “contango”. In this case, the effect of the roll yield on the level of the Index will be negative because it will cost more to replace the expiring futures contract. There is no indication that the markets for the Index Components will consistently be in backwardation or that there will be a positive roll yield that increases the level of the Index. If all other factors remain constant, the presence of contango in the market for an Index Component could result in negative roll yield, which could decrease the level of the Index and the value of the Securities.

Commodity Prices May Change Unpredictably, Affecting the Level of the Index and the Value of Your Securities in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the Index Components, is speculative and can be extremely volatile.  Market prices of the Index Components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; fluctuations in agricultural output; changes in trade practices; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction.  The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  These factors may affect the level of the Index and the value of your Securities in varying ways, and different factors may cause the prices of the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

The prices of physical commodities, including the commodities underlying the Index Components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The Securities May Not Be a Suitable Investment for You

The Securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Index; you seek a guaranteed return of principal; you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the impact of the aggregate investor fee during the term of the Securities; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

You Will Not Receive Interest Payments on the Securities or Have Rights in the Exchange-Traded Futures Contracts Constituting the Index Components

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that investors in the Index Components may have. Your Securities will be paid in cash, and you will have no right to receive delivery of any Index Components or commodities underlying the Index Components.

There May Not Be a Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

Although the Securities have been approved for listing, and are currently trading, on the NYSE Arca, there can be no assurance that a secondary market for the Securities will develop. No assurances can be given as to the continuation of the listing during the term of the Securities. We are not required to maintain any listing of the Securities on the NYSE Arca or any other exchange.

SEK May Stop Issuing or Selling Your Securities At Any Time

SEK has no obligation to issue or sell additional Securities at any time and may limit or restrict such sales or stop issuing or selling for any reason at any time. If SEK discontinues issuing and selling additional Securities, an imbalance between supply and demand for the Securities may arise, which could give rise to distortions in the market for the Securities and result in the Securities trading at a significant premium. If this circumstance occurs, the Securities could become highly volatile and subject to rapid and significant decreases in price with a reduction or elimination of premium at any time, independently of the performance of the Index, resulting in significant loss for any investors that had paid for such premium.

The Intraday Indicative Value and the Closing Indicative Value are not the Same as the Closing Price or Any Other Trading Price of your Securities in the Secondary Market

The intraday indicative value and the closing indicative value are not the same as the closing price or any other trading price of your Securities in the secondary market. The closing indicative value on the inception date was set to $10.00 for each $10.00 principal amount of your Securities. The closing indicative value on each calendar day following the inception date will be equal to the Principal Amount per Security times the (Current Index Level divided by the Initial Index Level) times the Current Fee Factor. An intraday indicative value of your Securities, which is our approximation of the value of the Securities, will be calculated and published by MLPF&S over Bloomberg under the ticker symbol GRUIV every 15 seconds during the NYSE Arca’s normal trading session from 9:30 a.m. to 4:00 p.m. Eastern time. Although the intraday indicative value of your Securities will be calculated and published every 15 seconds on each business day, your payment on the Securities at maturity or upon repurchase will be determined based on the closing indicative value on the applicable valuation date.

The trading price of the Securities at any time is the price at which you may be able to sell your Securities in the secondary market at such time, if one exists. The trading price of your Securities at any time may vary significantly from the intraday indicative value of the Securities at such time. Paying a premium purchase price over the intraday indicative value of the Securities could lead to significant losses in the event you sell your Securities at a time when such premium is no longer present in the marketplace or your Securities are repurchased, in which case you will receive a cash payment in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

Trading by SEK’s Hedge Counterparties and/or Their Affiliates and Other Transactions by SEK or Its Hedge Counterparties in Instruments Linked to the Index or Index Components May Impair the Market Value of the Securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we have entered into a hedge with a counterparty that is an affiliate of MLPF&S to hedge our obligations under the Securities. Such counterparty may purchase the Index Components (including the underlying physical commodities), futures or options on the Index Components or the Index, or other derivative instruments with returns linked to the performance of the Index Components or the Index to hedge their exposure and may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the Index Components and the level of the Index and, therefore, the market value of the Securities. It is possible that the counterparty to our hedge could receive substantial returns from these hedging activities while the market value of the Securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Components, futures or options on Index Components, the physical commodities underlying the Index Components or the Index, and other investments relating to the Index Components or the Index. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the Securities.

With respect to any of the activities described above, neither we nor our hedge counterparties have any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

There May Be Conflicts of Interest Between You and MLPF&S

Affiliates of MLPF&S are the Index Publisher and the Index Sponsor. Even though the Index will be calculated in accordance with certain principles, its calculation and maintenance require that certain judgments and decisions be made.  The Index Publisher and the Index Sponsor will be responsible for these judgments and decisions.  As a result, the determinations made by the Index Publisher and/or the Index Sponsor could affect the level of the Index and neither the Index Sponsor nor the Index Publisher have any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time in making those determinations.

Additionally, Merrill Lynch Commodities, Inc., the Index Sponsor and an affiliate of MLPF&S, and certain other affiliates of MLPF&S will, from time to time, trade in some or all of the Index

Components on a spot and forward basis and other contracts and products in or related to the Index Components (including futures contracts and options on futures contracts traded on futures exchanges in the United States and other countries, and commodity options and swaps) including in connection with the hedge entered into with SEK described below under “Use of Proceeds and Hedging”. Also, MLPF&S and affiliates of MLPF&S may issue or underwrite other financial instruments with returns indexed to the prices of the Index Components and derivative commodities. These trading and underwriting activities could affect the level of the Index in a manner that would be adverse to your investment in the Securities. With respect to any of the activities described above, neither MLPF&S, Merrill Lynch Commodities, Inc. nor any of their affiliates have any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

You Must Rely on Your Own Evaluations of the Index

MLPF&S and its affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the Index Components and physical commodities generally.  This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities.  The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of an investment in the Securities.  Publication of such research by MLPF&S or its affiliates may affect the market price of the Index Components and the level of the Index and, therefore, the market price of the Securities.  With respect to the publication of any research reports, neither MLPF&S nor any of its affiliates have any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

The Liquidity of the Market for the Securities May Vary Materially Over Time

As stated on the cover of this pricing supplement, we sold a portion of the Securities on the inception date, and have sold additional Securities since that date.  Additional Securities may be offered and sold in the future  from time to time through MLPF&S acting as our agent.  Also, the number of Securities outstanding could be reduced at any time due to repurchases of the Securities by SEK as described in this pricing supplement.  Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities.  While you may elect to offer your Securities for repurchase by SEK prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least $5,000,000 principal amount of Securities to SEK at one time for repurchase on any repurchase date.

The Index Sponsor may from time to time modify the methodology for determining the composition and calculation of the Index.

The Index Sponsor retains discretion to modify the methodology for determining the composition and the level, of the Index, at any time.  It is possible that certain of these modifications will adversely affect the level of the Index.

The Index Publisher or the Index Sponsor May, in Their Reasonable Discretion, Discontinue the Index and Public Disclosure of Information Relating to the Index May Change Over Time

The Index Publisher and the Index Sponsor, each of which is an affiliate of MLPF&S, are not under any obligation to continue to calculate the Index or required to calculate any successor index. If the Index Publisher or the Index Sponsor reasonably determines that it is necessary or appropriate to discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity or upon repurchase by SEK.  Initially, MLPF&S will serve as the calculation agent for the Securities.  The calculation agent may, using reasonable discretion and after consultation with SEK, designate a successor index that will be selected for the sole purpose of replicating as closely as practicable the economic terms of the Index. If the calculation agent determines, after consultation with SEK, that no successor index comparable to the Index exists, the amount you receive at maturity or upon repurchase by SEK will be determined by the calculation agent. See “Specific Terms of the Securities — Market Disruption Event” and “— Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation” in this pricing supplement.

You, as an investor in the Securities, should make your own investigation into the Index, the Index Publisher and the Index Sponsor. The Index Publisher and the Index Sponsor have no obligation to consider your interests as a holder of the Securities.

The Composition of the Index is Controlled by the Index Sponsor and the Index Publisher, with the assistance of the Merrill Lynch Index Advisory Committee (the “Advisory Committee”) and Changes to the Composition or Calculation of the Index May Affect the Value of the Securities and the Amount You Receive on the Maturity Date

The Index is overseen and managed by the Index Publisher and the Index Sponsor, with the assistance of the Advisory Committee. The Advisory Committee is comprised of individuals internal and external to the Index Sponsor and  the Index Publisher, and is expected to assist the Index Sponsor and the Index Publisher in connection with the application of the Index principles, advise the Index Sponsor and the Index Publisher on the administration and operation of the Index, and make recommendations to the Index Sponsor and  the Index Publisher as to any modifications to the Index methodology that may be necessary or appropriate. The Advisory Committee is scheduled to meet once a year and may meet more often at the request of the Index Sponsor and the Index Publisher.  The Advisory Committee will advise the Index Sponsor and the Index Publisher with respect to the inclusion/exclusion of any of the exchanges and contracts in the Index, any changes to the composition of the Index or in the weights of the Index Components, and any changes to the calculation procedures applicable to the Index.  The Advisory Committee will act solely in an advisory and consulting capacity.  All decisions relating to the composition, weighting or level of the Index are made by the Index Sponsor and the Index Publisher.

The Index Publisher and the Index Sponsor, with the assistance of the Advisory Committee, have reasonable discretion regarding the composition and management of the Index, including additions, deletions and the weightings of the commodities included in the Index or exchange-traded futures contracts on the commodities included in the Index; provided, however, that the composition and management of the Index (including additions, deletions and weightings) will be modified only to the extent that the Index Publisher and the Index Sponsor reasonably determine that such modifications are necessary or appropriate to preserve the ability of the Index to achieve its current objectives.  Any of these factors could affect the Index and, therefore, could affect the amount payable on the Securities on the maturity date or applicable repurchase date and the market value of the Securities prior to maturity. The Index Publisher and the Index Sponsor do not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Securities, into consideration when reweighting or making any other changes to the Index.

The Policies of the Index Sponsor and Index Publisher and Changes That Affect the Composition and Valuation of the Index or the Index Components Could Affect the Amount Payable on Your Security and Its Market Value

As described below, the Index is overseen and managed by the Index Publisher and the Index Sponsor, with the assistance of the Advisory Committee. The policies of the Index Publisher and the Index Sponsor concerning the calculation of the level of the Index, additions, deletions or substitutions of Index Components and the manner in which changes affecting the Index Components are reflected in the Index could affect the level of the Index and, therefore, the amount payable on your Security at maturity or upon repurchase by SEK and the market value of your Security prior to maturity.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in the Index, and the commodity futures contracts currently included in the Index may fail to satisfy such criteria.  The weighting factors applied to each futures contract included in the Index may change annually, based on changes in commodity production and volume statistics.  In addition, the Index Publisher and the Index Sponsor may modify the methodology for determining the composition and weighting of the Index, for calculating its value.  The Index Publisher or the Index Sponsor may also reasonably determine that it is necessary or appropriate to discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market level of the Index.  Any such changes could adversely affect the value of your Securities.

If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its reasonable discretion of the level of the Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of Your Security —Market Disruption Event”, “—Discontinuation or Modification of the Index” and “—Role of Calculation Agent”.

MLPF&S, as Calculation Agent, Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Securities and the Return on the Securities

The calculation agent will, among other things, determine the amount of the return paid out to you on the Securities at maturity or upon repurchase by SEK. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” in this pricing supplement.  An affiliate of MLPF&S is expected to be counterparty to a hedge with SEK and, under certain circumstances, this role as counterparty and the role of MLPF&S as calculation agent could give rise to conflicts of interest of the kind described above under “— There May Be Conflicts of Interest Between You and MLPF&S”.

If the Index Publisher or the Index Sponsor were to reasonably determine that it is necessary or appropriate to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the level of the Index.  If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its reasonable discretion of the level of the Index.  The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities — Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s reasonable judgment as to whether the event has materially interfered with a hedge counterparty’s ability to unwind its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Level of the Index or an Index Component and a Repurchase Date or the Maturity Date

The determination of the level of the Index on a valuation date, including the final valuation date, may be postponed if the calculation agent reasonably determines that a market disruption event has occurred or is continuing on such valuation date.

If postponement of a valuation date, other than the final valuation date, due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption event, up to four scheduled trading days. If such a postponement occurs, the level of the Index will be calculated by reference to the level of the Index Components unaffected by the market disruption event on the scheduled valuation date and by reference to the values of the affected Index Components on the first trading day on which no market disruption event occurs or is continuing. If a market disruption event with respect to an Index Component is continuing after four scheduled trading days, the level of the Index for such weekly repurchase date will be calculated by reference to the values of the affected Index Components determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date. If the valuation date is postponed due to a market disruption event with respect to an Index Component, the repurchase date will also be postponed by an equal number of business days.  See “Specific Terms of the Securities — Payment Upon Repurchase.”

The index factor calculated on the final valuation date will equal the average of the closing values of the Index for the five scheduled trading days immediately prior to and including the final valuation date divided by the initial index level. If a market disruption event with respect to an Index Component occurs or is occurring during this time, the level of the Index will be calculated by reference to the values of the Index Components unaffected by the market disruption event on the scheduled trading days during this period and by reference to the values of the affected Index Components on the trading days during this period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during this period, the value of the affected Index Component on such trading day will be the value of the affected Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such Index Component.  If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days.  If a market disruption event with respect to an Index Component continues for five scheduled trading days after the scheduled final valuation date, then the level of the Index will be calculated by reference to the value of such affected Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the final valuation day, as postponed.  If the final valuation date is postponed due to a market disruption event with respect to an Index Component, the maturity date will also be postponed by an equal number of business days up to five business days.  See “Specific Terms of the Securities —Payment at Maturity.”

There is no assurance that the calculation principles of the Index will result in the Index accurately reflecting the performance of the grains market

The methodology and criteria used to determine the composition of the Index, the weights of the various Index Components and the calculation of the level of the Index are designed to allow the Index to serve as a measure of the performance of the grains market.  It is possible that the methodology and criteria applied in connection with the Index will not accurately reflect the performance of the grains market and that the trading of or investments in products based on or related to the Index, such as the Securities, will not correlate with commodity market performance generally.

Data Sourcing, Calculation and Concentration Risks Associated with the Index May Adversely Affect the Market Price of the Securities

Because the Securities are linked to the Index, which is composed of a basket of exchange-traded futures contracts on certain agricultural commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.  Additionally, the annual composition of the Index will be reviewed by the Index Sponsor and, to the extent the Index Sponsor determines in its sole discretion that an adjustment is necessary or appropriate to preserve the ability of the Index to achieve its objectives, will be adjusted in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the Index Components. The Index composition and weights are typically determined once a year and applied once at the start of each year, in January. The methodology for determining the composition, weighting or level of the Index and for calculating its level is subject to modification by the Index Sponsor and the Index Publisher, respectively, at any time.

The U.S. Federal Income Tax Treatment of the Securities Is Uncertain.

No statutory, administrative or judicial authority directly addresses the characterization of the Securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Securities.  As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described under “United States Federal Income Tax Considerations.”  It is also possible that future U.S. legislation, regulations or other IRS guidance would require you to accrue income on the Securities on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the Securities in another manner that significantly differs from the agreed-to treatment described under “United States Federal Income Tax Considerations”, and that any such guidance could have retroactive effect. Even if the tax treatment of the Securities is changed for any reason only on a prospective basis, that could affect our ability to issue additional Securities, which could affect liquidity for the Securities. See “—The Liquidity of the Market for the Securities May Vary Materially Over Time”.

COMMODITY FUTURES MARKETS

Futures contracts on commodities and commodity indices are traded on regulated organized futures exchanges, known as “contract markets” in the United States. Commodities and other derivatives on commodities and commodity indices are also traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission, an independent federal agency. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations, trading halts, suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

THE INDEX

All disclosures contained in this pricing supplement regarding the Index, including without limitation, its make-up, method of calculation and changes in its components, is derived from information made available by the Index Sponsor and the Index Publisher.  This information reflects the policies of the Index Sponsor and Index Publisher and is subject to change by the Index Sponsor and Index Publisher at their sole discretion.  The Index Sponsor and Index Publisher have no obligation to continue to publish, and may determine that it is necessary or appropriate to discontinue publication of, the Index. Neither we, nor MLPF&S, nor any of our or their affiliates, have independently verified the accuracy or completeness of that information.

The Index Sponsor and the Index Publisher reserve discretion to make certain modifications with respect to the composition and management of the Index (including additions, deletions and weightings).  The Index Sponsor and the Index Publisher do not intend to exercise their discretion for the purpose of enhancing the performance of the Index.

The nature of the Index and the intended scope of the discretion of the Index Sponsor and the Index Publisher with respect thereto are such that an independent competent third party possessing the MLCX Handbook and possessing financial expertise (with no direct dealings with the Index Sponsor and the Index Publisher or their affiliates) should be able to compute the value of the Index independently based upon available public market data in all but extraordinary market circumstances.

General

The Index was created by the Index Sponsor in conjunction with the Index Publisher in 2006 and launched in June 2006 and is designed to provide a benchmark for the grains sector and for investment in commodities as an asset class.  The Index is comprised of futures contracts on four physical commodities: corn, soybeans, soybean meal and wheat (each an “Index Commodity”).  A commodity futures contract is an agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price.  In the case of the Index, as the exchange traded futures contracts on the four Index Commodities (the “Index Components”) approach the month before expiration, they are replaced by contracts that have later expiration.  This process is referred to as “rolling”.  The Index is a sub-index of the MLCX Index—Total Return (the “MLCX”) and the methodology with respect to the construction of the MLCX, including the Index, and the selection and rolling of the contracts included in the Index is provided below.

The Index is a total return index; thus it is designed to reflect the performance of a fully collateralized investment in the Index Components.  The Index will be calculated on each business day and published on the following business day on Bloomberg under the ticker symbol MLCXGRTR.

Index weighting

Each of the Index Components trades on the Chicago Board of Trade.  Being a sub-index of the MLCX, the exact weighting of each of the Index Components is the weight of such Index Component in the MLCX divided by the weight of the grains and oil seeds segment in the MLCX (17.8%).  The process by which the Index Components have been chosen for inclusion in the MLCX, including the list of all commodities in the MLCX, the process for the rolling of contracts and the exchange on which the contracts trade are set forth below under “—MLCX Overview.”

Please find below the list of the Index Components together with their respective Initial Index Weightings for 2014:

Contract	Initial Index Weighting
Corn	40.80%
Soybeans	8.60%
Soybean meal	13.31%
Wheat	37.29%

MLCX Overview

The MLCX is comprised of futures contracts on physical commodities (each an “MLCX Commodity”).  A commodity futures contract is an agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price.  In the case of the MLCX, as the exchange traded futures contracts that comprise the MLCX (the “MLCX Components”) approach the month before expiration, they are replaced by contracts that have later expiration.  This process is referred to as “rolling”.  The MLCX rolls over a fifteen business day period each month.

The Index Sponsor constructed the MLCX based primarily on the liquidity of the MLCX Components and the value of the global production of each MLCX Commodity.  The Index Sponsor believes that these criteria allow the MLCX to reflect the general significance of the MLCX Commodities in the global economy, differentiating between “upstream” and “downstream” commodities (i.e., those that are derived from other Index Commodities).  The MLCX composition and weights are determined once a year and the results for the following calendar year are announced in the fourth quarter of the current year, taking effect in January of the following calendar year.  See the section entitled “—Construction—Contract Selection—Weighting”.  The methodology for determining the composition, weighting or value of the MLCX and for calculating its level is subject to modification by the Index Sponsor and Index Publisher, respectively, at any time.

Construction

The MLCX was created using the following four general principles:

1.                                      Liquidity — The MLCX Components should be sufficiently liquid to accommodate the level of trading needed to support the MLCX.  The selection mechanism is therefore based primarily on liquidity.

2.                                      Weighting — The weight of each MLCX Component should reflect the value of the global production of the related MLCX Commodity, as a measure of the significance of the commodity in the global economy, with appropriate adjustments to avoid “double counting”.

3.                                      Market Sectors — Each Market Sector should be adequately represented in the MLCX and the weights should be adjusted to maintain the integrity of the Market Sectors.

4.                                      Rolling — MLCX Components are rolled during a fifteen business day period in an attempt to limit the market impact that such contract rolls could have.

The MLCX contains six market sectors identified by the Index Sponsor:  (1) energy; (2) base metals; (3) precious metals; (4) grains and oil seeds; (5) livestock; and (6) soft commodities & others (each a “Market Sector”).  Each Market Sector contains a minimum of two and a maximum of four Index Components, selected by liquidity.

Exchange Selection

The Index Sponsor selected a set of exchanges, on the basis of liquidity, geographical location and commodity type (the “Selected Exchanges”) from which contracts included in the MLCX will be selected.  To be considered for selection, an exchange must be located in a country that is a member of the Organization for Economic Co-Operation and Development.  The exchange must also be a principal trading forum, based on relative liquidity, for U.S. dollar-denominated futures contracts on major physical commodities.  The exchanges currently are:  (1) the (a) the New York Mercantile Exchange and (b) the COMEX divisions of the New York Mercantile Exchange (the “NYMEX”); (2) the Chicago Mercantile Exchange (CME and the Chicago Board of Trade (CBOT) Divisions) (the “CME”); (3) the Chicago Board of Trade (the “CBOT”); (4) the London Metals Exchange (the “LME”); (5) ICE Futures (ICE Futures Europe and ICE Futures US Divisions).

Contract Selection

Eligibility

To be an “Eligible Contract”, a commodity futures contract must not only be traded on a Selected Exchange, it must also satisfy the requirements for inclusion.  In order to be an Eligible Contract, a contract must generally satisfy all of the following requirements:

•                                          it must be denominated in U.S. dollars;

•                                          it must be based on a physical commodity (or the price of a physical commodity) and provide for cash settlement or physical delivery at a specified time, or during a specified period, in the future;

•                                          detailed trading volume data regarding the contract must be available for at least two years prior to the initial inclusion of the contract in the MLCX, provided that the Index Sponsor may determine to include a contract with less than two years’ data;

•                                          the contract must have a Total Trading Volume, or TTV (as defined below), of at least 500,000 contracts for each twelve-month period beginning on

July 1 and ending on June 30 being evaluated; and

•                                          Reference Prices must be publicly available on a daily basis either directly from the Selected Exchange or, if available through an external data vendor, on any day on which the relevant exchange is open for business.  “Reference Prices” are the official settlement or similar prices posted by the relevant Selected Exchange (or its clearing house) with respect to a contract and against which positions in such contract are margined or settled.

An Eligible Contract is selected for inclusion in the MLCX only after application of the requirements for a minimum and maximum number of contracts from each Market Sector.  A contract that does not otherwise satisfy all of the foregoing requirements may nevertheless be determined by the Index Sponsor to be an Eligible Contract and included in the MLCX if the inclusion of the contract is, in the judgment of the Index Sponsor, necessary or appropriate to maintain the integrity of the Index and/or to realize the objectives of the MLCX.  Every year the Index Sponsor will compile a list of all commodity futures contracts traded on the Selected Exchanges and a list of the Eligible Contracts that satisfy the foregoing criteria.  This list will be used to determine the commodities futures contracts which will be included in the MLCX.

Liquidity

The Index Sponsor distinguishes the Eligible Contracts by their liquidity.  Liquidity is measured by a contract’s Total Trading Volume and the value of that trading volume.  The “Total Trading Volume” (“TTV”) with respect to each contract traded on a Selected Exchange is equal to the sum of the daily trading volumes in all expiration months of the contract on each day during the most recent twelve-month period beginning on July 1 and ending on June 30.  The “Contract Size” (“CS”) is the number of standard physical units of the underlying commodity represented by one contract.  For example, the Contract Size of a crude oil futures contract is 1,000 barrels.  The “Average Reference Price” (“ARP”), which is used to determine the value of the Total Trading Volume, is the average of the Reference Prices of the Front-Month Contract for an MLCX Component on each Index Trading Day during the twelve month period beginning on July 1 and ending on June 30 of each year.  A “Front-Month Contract” on any given day is the futures contract expiring on the first available contract expiration month after the date on which the determination is made.  An “Index Trading Day” means any day on which the relevant Selected Exchange is open for trading.  “Liquidity” (“LIQ”) is therefore equal to the Total Trading Volume, multiplied by the Contract Size with respect to each contract, multiplied by the Average Reference Price for each contract:

LIQ = TTV × CS × ARP

Once the Liquidity is determined, the Eligible Contracts are listed in order of their Liquidity, from highest to lowest.  All six MLCX Market Sectors must be represented by a minimum of two and a maximum of four Eligible Contracts.  “Redundant Contracts” are less liquid Eligible Contracts representing a similar commodity and are excluded.  For instance, the list of MLCX Components includes an Eligible Contract on WTI crude oil but excludes Brent crude oil as a Redundant Contract.

The selection of Eligible Contracts and determination of the MLCX Components occurs once a year and the results for the following calendar year will be announced before the first NYMEX Business Day of November.  Based on this selection process, the MLCX may include from 12 to 22 commodity futures contracts.  The MLCX currently includes the following 20 contracts:

MLCX Contract	Total Trading Volume (July 13 — June 14)	Average Reference Price in USD	Contract Size in Units	Liquidity in USD
Brent	45,226,700	109.17	1,000	4,937,398,839,000
Gasoil	10,784,377	919.27	100	991,375,424,479
Gasoline RBOB	11,000,657	2.84	42,000	1,311,188,109,013
Natural Gas	29,145,270	4.17	10,000	1,215,357,759,000
WTI	54,832,306	101.28	1,000	5,553,415,951,680
Corn	25,799,411	4.69	5,000	605,150,984,416
Soybean Meal	5,651,054	452.16	100	255,518,057,664
Soybeans	15,228,908	13.85	5,000	1,054,259,228,570
Wheat	10,173,403	6.44	5,000	327,573,403,197
Lean Hogs	3,245,101	1.00	40,000	130,245,373,736
Live Cattle	3,098,003	1.35	40,000	167,254,985,964
Aluminium	9,129,107	1772.94	25	404,633,974,115
Copper	3,666,557	7019.76	25	643,458,754,158
Nickel	1,533,228	15216.08	6	139,978,319,437
Zinc	2,760,191	1966.09	25	135,669,598,080
Gold	15,951,565	1296.12	100	2,067,514,242,780
Silver	6,202,350	20.57	5,000	637,911,697,500
Coffee	2,454,584	1.42	37,500	130,255,568,190
Sugar	14,013,371	0.17	112,000	267,128,483,350
Cotton	1,974,400	0.86	50,000	84,563,552,000

For purposes of the preceding paragraph only, a “NYMEX Business Day” is any day that the New York Mercantile Exchange rules define as a trading day.

Weighting

The Index Sponsor determines the weight of each MLCX Component on the basis of the global production of the related MLCX Commodity, provided that the contract reflects global prices for that MLCX Commodity.  In some cases, however, the MLCX Components only have pricing links to a limited number of markets around the world.  For instance, the NYMEX natural gas contract primarily represents the U.S. market and the surrounding North American markets in Canada and Mexico.  In addition, some European gas markets, such as the U.K., are developing an increasing link to U.S. natural gas prices through the liquefied natural gas market.  As a result, rather than using production of natural gas in the world or in the U.S. to assign a weight to the natural gas contract in the MLCX, the Index Sponsor has aggregated U.S., Canadian, Mexican and U.K. natural gas production.  Similarly, the Index Sponsor found that U.S. livestock prices can be affected by local issues such as disease and trade restrictions, so it limited the livestock component of the MLCX to production of cattle and hogs in the U.S., instead of using global production weights.

Also, certain commodities are derived from other commodities in various forms.  For example, gasoline and heating oil are produced from crude oil, and, because livestock feed on corn and other grains, they are to an extent derived from agricultural commodities.  To avoid “double counting” of such commodities like crude oil or grains used as livestock feed, the Index Sponsor differentiates between “upstream” and “downstream” commodities and adjusts the global production quantity of the Index Commodities accordingly.

As a sub-index of the MLCX Index, the exact weighting of each of the Index Components is the weight of such Index Component in the MLCX Index divided by the weight of the Grains Sector in the MLCX Index (17.8%).

Market Sectors

The weight of any given Market Sector in the MLCX is capped at 60% of the overall MLCX and a minimum weight of 3% is applicable to each Market Sector.  Even though the MLCX is designed to reflect the significance of the underlying commodities in the global economy, each Market Sector maintains these limits in an attempt to control volatility.

The weights of the Market Sectors and Index Components for 2014, announced December 17, 2013, were:

Market Sector	Weight*
Energy	60.00%
Base Metals	9.30%
Grains	17.80%
Livestock	3.00%
Precious Metals	5.20%
Soft Commodities & Others	4.70%

* Subject to rounding

Index Component	Market Sector	Weight
Crude Oil (WTI)	Energy	4.73%
Gasoline ( RBOB)	Energy	12.11%
Gasoil	Energy	12.28%
Corn	Grains	7.27%
Copper	Base Metals	4.95%
Wheat	Grains	6.65%
Gold	Precious Metals	4.49%
Soybean	Grains	1.53%
Aluminum	Base Metals	2.70%
Sugar	Soft Commodities & Others	2.31%
Natural Gas	Energy	1.87%
Live Cattle	Livestock	2.04%
Brent	Energy	29.01%
Nickel	Base Metals	0.81%
Zinc	Base metals	0.81%
Coffee	Soft Commodities & Others	0.92%
Lean Hogs	Live Stock	0.96%
Soybean Meal	Grains	2.37%
Silver	Precious Metals	0.73%
Cotton	Soft Commodities & Others	1.47%

Rolling

Each MLCX Component is rolled into the next available contract month in advance of the month in which expiration of the contract occurs.  The rolling process takes place over a fifteen business day period (each a “Roll Day”) during each month prior to the relevant expiration month for each contract, which the Index Sponsor believes will reduce the impact that the roll might have on the market.  The rolling of contracts is effected on the same days for all MLCX Components, regardless of exchange holiday schedules, emergency closures or other events that could prevent trading in such contracts though the Index Sponsor reserves the right to delay the rolling of a particular contract under extraordinary circumstances.  If an Index Market Disruption Event (defined below) occurs on a Roll Day, then each contract in the affected commodity will have its rolling postponed, while contracts in the unaffected commodities will roll as previously defined. The postponed portion will roll on the first day on which the Index Sponsor and Index Publisher are open for business, not affected by an Index Market Disrupted Event. In the event of an Index Market

Disruption Event index calculations are adjusted to reflect the postponed roll.

“Index Market Disruption Event” means the occurrence on any business day of any one or more of the following circumstances:

1. Selected Exchange is not open for trading due to an exchange holiday.

2. A material limitation, suspension, or disruption of trading in one or more futures contracts included in the Index which results in a failure by the exchange on which each applicable futures contract is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues.

3. The exchange published settlement price for any futures contract included a “limit price”, which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules.

4. Failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any futures contract included in the Index.

5. A suspension of trading in one or more futures contracts included in the Index, for which the trading does not resume at least ten minutes prior to the scheduled or rescheduled closing time.

Index Oversight

The Merrill Lynch Commodity Index Advisory Committee (the “Advisory Committee”), comprised of individuals internal and external to the Index Sponsor and Index Publisher, is expected to assist the Index Sponsor and Index Publisher in connection with the application of the MLCX principles, advise the Index Sponsor and Index Publisher on the administration and operation of the MLCX, and make recommendations to the Index Sponsor and Index Publisher as to any modifications to the MLCX methodology that may be necessary or appropriate. The Advisory Committee acts solely in an advisory and consultative capacity, with all decisions relating to the composition, calculation and operation of the MLCX made by the Index Sponsor and Index Publisher.

The Advisory Committee is scheduled to meet once a year and may meet more often at the request of the Index Sponsor and Index Publisher.  The Advisory Committee will advise the Index Sponsor and Index Publisher with respect to the inclusion/exclusion of any of the exchanges and contracts in the MLCX, any changes to the composition of the MLCX or in the weights of the MLCX Components, and any changes to the calculation procedures applicable to the MLCX.  However, all final decisions relating to the composition, calculation and operation of the MLCX are made by the Index Sponsor and Index Publisher.

The Index Sponsor and Index Publisher have reserved their right to modify the principles underlying the Index.

License Agreement

Merrill Lynch, Pierce, Fenner and Smith Limited, the Index Publisher, has consented to the use of the Index, in exchange for a fee, in connection with the issuance of the Securities.

MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED, AS INDEX PUBLISHER, AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSOR, MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO HOLDERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF PURCHASING SECURITIES, PARTICULARLY, OR THE ABILITY OF THE INDEX TO TRACK GENERAL COMMODITY MARKET PERFORMANCE.  THE INDEX IS DETERMINED, COMPOSED AND CALCULATED BY THE INDEX PUBLISHER AND THE INDEX SPONSOR WITHOUT REGARD TO THE SECURITIES.  THE INDEX PUBLISHER AND THE INDEX SPONSOR HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE HOLDERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX.

THE INDEX PUBLISHER AND THE INDEX SPONSOR ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT OR QUANTITIES OF THE SECURITIES TO BE ISSUED.  THE INDEX PUBLISHER AND THE INDEX SPONSOR HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION AND MARKETING OF THE SECURITIES.

MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED, AS INDEX PUBLISHER, AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSOR, IN THEIR CAPACITY AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, WITH RESPECT TO THE INDEX, DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PURCHASERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN FOR ANY USE.  MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX PUBLISHER AND INDEX SPONSOR, RESPECTIVELY, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The Index was launched in June 2006 and, accordingly, there is no actual historical data on the Index prior to June 2006. The following table and graph set forth the hypothetical month-end historical levels of the Index for each monthly period from January 2003 through May 2006 and actual month-end levels for each monthly period thereafter, using current weights of the Index Components. The hypothetical historical information has been prepared based on certain assumptions, including the pro-forma composition of the Index and the weights of the Index Components, and has otherwise been produced according to the current MLCX methodology described above. There can therefore be no assurance that the hypothetical historical information accurately reflects the performance of the Index had the Index been actually published and calculated during the relevant period. This data on the Index is not necessarily indicative of the future performance of the Index or what the value of the Securities may be. Any upward or downward trend in the level of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time over the term of the Securities. On October 31, 2014, the closing level of the Index was 77.99.

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
January	72.90	91.54	63.79	66.74	86.47	135.27	89.03	73.82	113.39	93.97	112.65	86.14
February	72.35	95.59	73.32	69.55	90.33	152.29	80.56	78.08	114.51	96.09	106.11	92.70
March	70.36	102.02	71.84	66.60	81.69	141.34	86.10	71.13	110.95	96.47	103.95	101.89
April	70.68	99.16	70.01	66.74	82.72	136.89	87.31	75.36	114.38	96.34	104.26	105.33
May	77.36	92.49	73.67	70.24	88.07	134.72	99.41	70.72	112.92	91.71	106.85	95.24
June	72.85	84.94	71.41	68.48	91.47	157.35	83.31	70.29	97.91	105.32	99.29	86.80
July	75.06	74.21	73.36	67.69	92.95	135.66	81.63	84.52	103.63	125.66	96.11	77.90
August	82.71	76.17	65.91	67.07	104.24	131.93	76.67	85.94	115.40	127.02	98.13	78.15
September	79.85	69.02	66.57	70.26	122.45	109.95	73.63	91.05	90.55	122.41	94.80	67.56
October	86.81	69.65	63.48	81.34	113.61	91.07	78.60	101.21	95.69	119.31	93.17	77.99
November	86.93	65.80	61.65	88.36	119.99	85.24	87.76	95.35	88.74	116.39	92.58
December	85.76	67.04	66.47	86.89	127.03	94.46	84.25	109.11	94.18	108.69	88.42

We have also provided below a comparison of the performance of the Index and the S&P GSCITM Grains Total Return Index (the “S&P Grains Index” or “SPGCGRTR”) for the period starting January 2, 2003 and ending November 3, 2014.  We believe that this comparison is useful to inform you how the Index has performed as compared to other market measures.  Each of the Index and the S&P Grains Index has been rebased to 100 as of January 2, 2003.  The historical levels of the Index and the S&P Grains Index do not give an indication of future performance of the Index or that the relationship between the past performance of the Index relative to the S&P Grains Index will continue in the future.  There can be no assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

Source: Bloomberg

VALUATION OF THE SECURITIES

The market value of the Securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand for the Securities, the volatility of the Index, the market price of the Index Components, the U.S. Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of Index Components, the general interest rate environment, as well as the perceived creditworthiness of SEK. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Indicative Value

An intraday “indicative value,” which is our approximation of the value of the Securities, will be published under the Bloomberg symbol GRUIV every 15 seconds during NYSE Arca’s normal trading session from 9:30 a.m. to 4:00 p.m. Eastern time.  The actual trading price of the Securities may vary significantly from their indicative value. Additionally, MLPF&S expects to calculate and publish the closing indicative value of your Securities on each trading day.  The daily closing indicative value (as well as the daily closing trading price of the Securities on the NYSE) is published at the end of each trading day and available without charge on www.elementsetn.com.  In connection with your Securities, we use the term “indicative value” to refer to the value at a given time determined as follows:

Step one: Divide the Current Index Level by the Initial Index Level

Step two: Multiply the result of step one by the Principal Amount per Security;

Step three: Multiply the result of step two by the Current Fee Factor.

This may also be expressed by the following formula:

Indicative Value = Principal Amount per Security X (Current Index Level / Initial Index Level) X Current Fee Factor

where:

Principal Amount per Security = $10;

Current Index Level = The most recent published closing level of the Index;

Initial Index Level = 146.17; and

Current Fee Factor = The most recent daily calculation of the fee factor with respect to your Securities, determined as described above (which, during any trading day, will be the fee factor determined on the preceding calendar day).

The Intraday indicative value is meant to approximate the value of the Securities at a particular time. There are four elements of the formula: the Principal Amount per Security, the Initial Index Level, the Current Index Level and the Current Fee Factor. Because the first two elements of the formula are fixed and the Current Index Level and Current Fee Factor are variable, the intraday indicative value translates the change in the Index level over time, as measured at the date of measurement, into an approximation of the expected value of the Securities, after taking the fee factor into account. The intraday indicative value may be useful as an approximation of what price an investor in the Securities would receive if the Securities were to be repurchased or if they matured, each at the time of measurement. The intraday indicative value may be helpful to an investor in the Securities when comparing it against the Securities’ trading price on the NYSE and the most recently published level of the Index.

The indicative value calculation will be provided for reference purposes only.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading price of the Securities may vary significantly from their indicative value.

As discussed in “Specific Terms of the Securities — Payment Upon Repurchase”, you may, subject to certain restrictions, choose to offer your Securities for repurchase by SEK on any repurchase date during the term of the Securities.  If you elect to offer your Securities to SEK for repurchase, you must offer at least $5,000,000 principal amount of Securities at one time for repurchase by SEK on any repurchase date during the term of the Securities.  If you offer your Securities for repurchase on a particular repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.  The weekly repurchase value is intended to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

If you want to sell your Securities but are unable to meet the minimum repurchase requirements to have SEK repurchase your securities, or are unwilling to wait for a repurchase date, you may sell your Securities into the secondary market at any time, subject to the risks described under “Risk Factors — The Market Value of the Securities May be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices” and “— There May Not Be a Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses.” Also, the price you may receive for the Securities in the secondary market may differ from, and may be significantly less than, their weekly repurchase value.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the sections entitled “Description of the Notes—Form of the Notes” in the accompanying prospectus supplement.

The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the Securities and of the indenture, dated as of August 15, 1991, as supplemented by the Supplemental Indenture dated as of June 2, 2004, a Second Supplemental Indenture dated as of January 30, 2006, a Third Supplemental Indenture dated as of October 23, 2008 and a Fourth Supplemental Indenture dated as of March 8, 2010 between SEK and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as trustee (referred to as the trustee), under which the Securities will be issued (the indenture). This is the same indenture under which we issued Securities relating to Registration Statement No. 333-131369, Registration Statement No. 333-156118 and Registration Statement No. 333-178202.  You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to SEK on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

We will offer the Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the level of the Index from the inception date to the value calculated on the final valuation date. Your cash payment at maturity will be equal to the principal amount of your Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing levels of the Index for the five trading days immediately prior to and including the final valuation date (the “calculation period”) divided by the initial index level. The initial index level is equal to 146.17.  This represents an adjusted level of the Index on the inception date due to a market disruption event (as described herein) with respect to the futures contract on wheat, an Index Component. The initial index level was determined by reference to the values of the Index Components unaffected by the market disruption event on the inception date and by reference to the value of the wheat futures contract on February 11, 2008, the first trading day after the inception date on which there was no market disruption event occurring with respect to that futures contract.

If a market disruption event with respect to an Index Component occurs and is occurring during the calculation period, then the level of the Index will be calculated by reference to the values of the Index Components unaffected by the market disruption event on the scheduled trading days during the calculation period and by reference to the values of the affected Index Components on the trading days during the calculation period when there is no market disruption event occurring.  If a market disruption event occurs or is occurring on any scheduled trading day during the calculation period, the value of the affected Index Component on such trading day will be the value of the affected Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such Index Component.  If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days.  If a market disruption event with respect to an Index Component continues for five scheduled trading days after the scheduled final valuation date, then the level of the Index will be calculated by reference to the value of such affected Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the final valuation day, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your Securities for repurchase by SEK on any repurchase date during the term of the Securities. If you choose to offer your Securities for repurchase, you must offer at least $5,000,000 principal amount of

Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing level of the Index on that day divided by the initial index level. The initial index level is equal to 146.17.  This represents an adjusted level of the Index on the inception date due to a market disruption event (as described herein) with respect to the futures contract on wheat, an Index Component. The initial index level was determined by reference to the values of the Index Components unaffected by the market disruption event on the inception date and by reference to the value of the wheat futures contract on February 11, 2008, the first trading day after the inception date on which there was no market disruption event occurring with respect to that futures contract.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from May 13, 2008 to February 7, 2023 (which is referred to as the final valuation date) inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent reasonably determines that a market disruption event occurs or is continuing on that day in respect to an Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to an Index Component up to four scheduled trading days.  If a market disruption event with respect to an Index Component occurs, the level of the Index with respect to such repurchase date will be calculated by reference to the values of the unaffected Index Components on the scheduled weekly valuation date and by reference to the values of the affected Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to an Index Component is continuing after four scheduled trading days, the level of the Index for such weekly repurchase date will be calculated by reference to the value of the affected Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to an Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date.  The first weekly repurchase date was May 19, 2008.  Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your Securities will be January 30, 2023.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The Securities are not redeemable at the option of SEK.  However, the indenture under which the Securities are issued permits us to elect to redeem the Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Description of Debt Securities —Optional Redemption Due to Change in Swedish Tax Treatment” in the accompanying prospectus.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your Securities to SEK for repurchase on any repurchase date during the term of the Securities. If you wish to offer your Securities to SEK for repurchase, you and your broker must follow the following procedures:

•                       your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to MLPF&S by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your Securities for repurchase by SEK on any repurchase date. MLPF&S must acknowledge receipt from your broker in order for your offer to be effective;

•                       your broker must book a delivery vs. payment trade with respect to your Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing MLPF&S; and

•                       your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Securities in respect of such deadlines. If MLPF&S does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your Securities on the applicable repurchase date.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “— Payment at Maturity” and “— Payment Upon Repurchase” above, the calculation agent will determine the level of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the level of the Index may be postponed if the calculation agent reasonably determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of an Index Component.

Any of the following will be a market disruption event:

•                       a material limitation, suspension or disruption in the trading of any Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•                      the daily contract reference price for any Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•                       failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more Index Components; or

•                       any other event, if the calculation agent reasonably determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•                       a limitation on the hours or numbers of days of trading on a trading facility on which any Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•                       a decision by a trading facility to permanently discontinue trading in any Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of each Security at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture.

Default Amount

If a holder of a Security accelerates the maturity of the Security upon an event of default under the Indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the Securities.  If there is substantial demand for the Securities, we may issue additional securities frequently.  We may consolidate the additional securities to form a single class with the outstanding Securities.  Requests for additional distributions may be made to MLPF&S but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the Index

If the Index Publisher or the Index Sponsor reasonably determines that it is necessary to discontinue publication of the Index and the Index Publisher or the Index Sponsor or any other person or entity publishes an index that the calculation agent, after consultation with SEK, reasonably determines is comparable to the Index and approves as a successor index, then the calculation agent will determine the level of the Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the Index.

If the calculation agent reasonably determines that the publication of the Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent reasonably determines that the Index, the Index Components or the method of calculating the Index has been changed at any time in any significant respect — including any addition, deletion or substitution and any reweighting of Index Components, and whether the change is made by Index Publisher or the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it reasonably believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date or upon repurchase by SEK replicates as fully as possible the economic character of the Index.

All determinations and adjustments to be made by the calculation agent with respect to the level of the Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the level of the Index may be made in the calculation agent’s reasonable discretion.  The calculation agent shall make all determinations and adjustments such that, to the greatest extent possible, the fundamental economic terms of the Index are equivalent to those immediately prior to the event requiring or permitting such determinations or adjustments. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

MLPF&S will serve as the calculation agent. The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing level of the Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

In connection with the sale of Securities in the past, we have entered into hedges with a counterparty that is an affiliate of MLPF&S to hedge our obligations under the Securities.  We may enter into further hedges with such counterparty or other counterparties in the future. Such counterparty may execute transactions that may involve purchases of instruments linked to the Index prior to or on the inception date. In addition, from time to time after we issue the Securities, such counterparty may enter into additional hedging transactions or unwind those hedging transactions they previously entered into. In this regard, such counterparty may:

•                       acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to some or all of the Index Components (including the underlying physical commodities) or the Index;

•                       acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the level of other similar market indices, contracts or commodities; or

•                       any combination of the above two.

Such counterparty may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

Such counterparty may close out our or their hedge positions on or before the final valuation date. That step may involve sales or purchases of listed or over-the-counter options or futures on Index Components (including the underlying physical commodities) or listed or over-the-counter options, futures, or other instruments linked to the level of the Index Components or the Index, as well as other indices designed to track the performance of the Index or other components of the commodities market.

The hedging activity discussed above may adversely affect the level of the Index Components or the Index and, as a consequence, the market value of the Securities and the amount payable at maturity or upon repurchase by SEK. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities by a U.S. holder who purchases Securities in the initial offering at their original offering price and holds the Securities as capital assets.  This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed Treasury regulations issued under the Code, IRS rulings and pronouncements and judicial decisions now in effect, all of which may change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as holders to whom special tax treatment applies, including (1) banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding Securities as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar, or (4) traders in securities that elect to use a mark to market method of accounting for their securities holdings.  In addition, this discussion does not address alternative minimum taxes, the Medicare tax on net investment income or state, local or foreign taxes.

“U.S. holder” means a beneficial owner of the Securities that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a U.S. domestic corporation or (iii) any other entity or person generally subject to U.S. federal income tax on a net income basis.

No statutory, administrative or judicial authority directly addresses the treatment of holders of Securities for U.S. federal income tax purposes.  As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described in this discussion.  A differing treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Securities.  Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Consequences to U.S. holders

We intend to take the position that the Securities will be treated for U.S. federal income tax purposes as prepaid forward contracts to purchase the Index and, by purchasing a Security, you will be deemed to have agreed to that treatment.  The remainder of this discussion assumes that the Securities will be so treated.  We also will take the position that at the time of issuance of your Security you deposit irrevocably with us a fixed amount of cash equal to the purchase price of your Security to assure the fulfillment of your purchase obligation, which deposit will be non-interest bearing and will be unconditionally and irrevocably applied at the maturity date to satisfy that obligation at the maturity date.  Although you will be obligated to treat the purchase price as a deposit for U.S. federal income tax purposes, the cash proceeds that we will receive from the offering will not be segregated by us during the term of your Security, but instead will be commingled with our other assets.

Sale, exchange or other taxable disposition of Securities.  A U.S. holder’s initial tax basis in the Securities will be the price at which the U.S. holder purchased the Securities.  Upon the sale, exchange or other disposition of Securities in a taxable disposition, the holder generally will recognize gain or loss equal to the difference between the proceeds received (including amounts received at maturity) and the holder’s adjusted tax basis in the Security.  Under the treatment agreed to above, the gain or loss generally should be capital gain or loss.  The gain or loss generally will be long-term capital gain or loss if the U.S. holder held the Security more than one year immediately before the disposition.  Long-term capital gains of individuals are eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

Possible alternative treatment.  It is possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences different from those described above.  For instance, the IRS could seek to tax a holder of the Securities in a manner consistent with the taxation of a direct investment in the Index Components.  In addition, under alternative characterizations of the Securities, it is possible, for example, that the Securities could be treated as contingent payment debt instruments, or as including a debt instrument and a forward contract or two or more options. Under these alternative characterizations, the timing and character of income from the Securities could differ substantially.

Regulatory and Legislative Developments Related to Taxation of Prepaid Forward Contracts. It is possible that future legislation would cause U.S. holders of prepaid forwards to be subject to tax on a mark-to-market basis, or that future legislation, regulations or other IRS guidance would require U.S. holders of prepaid forwards to recognize income on a current basis at ordinary rates (as opposed to capital gains rates), possibly in excess of any amounts paid currently. It is also possible that U.S. holders of prepaid forwards could be required to treat the Securities in another matter that significantly differs from the agreed-to treatment discussed above. It is impossible to predict how future legislation or regulatory changes would impact the treatment of prepaid forward contracts. Prospective investors are encouraged to consult their own tax advisors about the potential impact of proposed legislative and regulatory changes in the taxation of derivatives contracts and commodities positions, and the likelihood that any of the foregoing may take effect.

U.S. holders are urged to consult their tax advisors regarding the potential effects of the foregoing developments on the tax treatment of the Securities.

Backup withholding tax and information reporting.  Unless a U.S. holder is an exempt recipient, such as a corporation, payments on the Securities and the proceeds received from the sale of Securities will be subject to information reporting and may also be subject to U.S. federal backup withholding tax if the U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements.  Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability if the holder provides the required information to the IRS.

Consequences to non-U.S. holders

Gain or loss on disposition.  A non-U.S. holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, maturity or repurchase by SEK of a Security unless (1) the gain is effectively connected with the conduct by the holder of a trade or business in the United States or (2) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Information reporting and backup withholding.  In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as our paying agents, to a non-U.S. holder as long as the income associated with the payments is otherwise exempt from U.S. federal income tax and the holder has provided the required certification that it is a non-U.S. holder, unless either we or our paying agent has actual knowledge that the holder is a U.S. person.

Prospective purchasers of the Securities should consult their own tax advisors concerning the tax consequences, in light of their particular circumstances, under the laws of the United States and any other taxing jurisdiction, of the purchase, ownership and disposition of the Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and Nuveen Investments, acting as our agents, sold Securities on the inception date directly to investors and to dealers acting as principals at 100% of their stated principal amount. Since the inception date, additional Securities have been and may in the future continue to be offered and sold from time to time through MLPF&S, acting as our agent, to investors and to dealers acting as principals for resale to investors.  We have in the past and we will in the future receive proceeds equal to 100% of the offering price of Securities sold after the inception date.  We will deliver Securities against payment therefor on a date that is greater than three business days following the date of sale of any Securities.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Securities that are to be issued more than three business days prior to the related issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

MLPF&S and each dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of securities.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from us or our affiliates or by purchasing Securities from us or our affiliates subject to our obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

SEK has retained MLPF&S, a FINRA member, to provide certain services relating to the distribution of the Securities. The Index Publisher, an affiliate of MLPF&S, has also consented to the use of the Index, in exchange for a fee, in connection with the issuance of the Securities.  MLPF&S and its affiliates will be paid a fee for their services, from the investor fee, equal to 0.45% per annum. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the Securities.

From time to time, MLPF&S and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP has acted as special tax counsel to SEK and has acted as special counsel to the agent.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent (“MLPF&S”)
Fax: (212) 738-1747

Re: ELEMENTSSM Linked to the MLCX Grains Index— Total Return due 2023 issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (the “ELEMENTS”)

The undersigned beneficial owner hereby irrevocably offers to Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (“SEK”) the right to repurchase the ELEMENTS in the amounts and on the date set forth below.

Name of beneficial holder:

Principal amount of ELEMENTS offered for repurchase (You must offer at least 500,000 ELEMENTS ($5,000,000 principal amount) for repurchase at one time for your offer to be valid.):

Applicable valuation date:                   , 20

Applicable repurchase date:                     , 20

Contact Name:

Telephone #:

My ELEMENTS are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ELEMENTS):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ELEMENTS specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ELEMENTS are held (the “DTC Participant”), is delivered to MLPF&S by the close of business five business days prior to the applicable valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing MLPF&S, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to MLPF&S as booked for settlement via DTC at or prior to 10:00 a.m. on the applicable repurchase date.

The undersigned acknowledges that the repurchase obligation is solely an obligation of SEK and MLPF&S is acting only to facilitate the repurchase by SEK and that repurchase is conditioned upon receipt by MLPF&S of funds from SEK.

[Beneficial Holder]

A-1

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ELEMENTS ARE HELD AND DELIVERED TO MLPF&S BY THE CLOSE OF BUSINESS FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE VALUATION DATE

A-2

[PART B: TO BE COMPLETED BY BROKER]

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent

Re: ELEMENTSSM Linked to the MLCX Grains Index— Total Return due 2023 issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) (the “ELEMENTS”)

Dear Sirs:

The undersigned holder of ELEMENTSSM Linked to the MLCX Grains Index— Total Return due 2023 issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) CUSIP No. 870297215 (the “ELEMENTS”) hereby irrevocably offers to Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) the right to repurchase, on the Repurchase Date of                    , with respect to the number of the ELEMENTS indicated below as described in the pricing supplement relating to the ELEMENTS (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the number of ELEMENTS specified below at a price per ELEMENT equal to the repurchase value, facing Merrill Lynch, Pierce, Fenner & Smith Incorporated, DTC #161 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Principal amount of ELEMENTS offered for repurchase (You must offer at least 500,000 ELEMENTS ($5,000,000 principal amount) for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):

A-3

ANNEX B

REQUEST FOR THE CREATION OF NEW ISSUANCES

Broker’s Name:

Telephone #:

Aggregate Value of the ELEMENTS:

DTC participant for settlement on behalf of the beneficial owner of the ELEMENTS:

Contact Merrill Lynch, Pierce, Fenner & Smith Incorporated for settlement details.
Name:
Telephone:

B-1

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 3, 2014)

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series F

Due Six Months Or More From Date Of Issue

We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the pricing supplement.

•                  The notes may bear interest at fixed or floating interest rates. Floating interest rate formulae may be based on:

•                  LIBOR;

•                  Commercial Paper Rate;

•                  the Treasury Rate;

•                  the CD Rate;

•                  the Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement

•                  We may sell the notes as indexed notes or discount notes.

•                  The notes may be subject to redemption at our option or repurchase at our option.

•                  The notes will be in registered form and may be in book-entry or certificated form.

•                  The notes will be denominated in U.S. dollars or other currencies.

•                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

•                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement.

•                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden.

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-5 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in such notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays Capital Deutsche Bank Securities J.P. Morgan	BofA Merrill Lynch Goldman, Sachs & Co. Morgan Stanley	Citigroup Incapital LLC Wells Fargo Securities

This prospectus supplement is dated November 3, 2014.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated November 3, 2014 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus (and any relevant pricing supplement). Each document contains information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus (or such pricing supplement). We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date hereof.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49 (2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This document has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of notes in any member state of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those notes may only do so (i) in circumstances in which no obligation arises for SEK or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State and such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable. Except to the extent sub-paragraph (ii) above may apply, neither SEK nor any agent have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for SEK or any agent to publish or supplement a prospectus for such offer.

THE NOTES OFFERED HEREBY MAY BE OFFERED FROM TIME TO TIME IN THE EUROPEAN UNION PURSUANT TO A BASE PROSPECTUS DIFFERENT FROM, BUT NOT INCONSISTENT WITH, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT REFERS.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

SWEDISH EXPORT CREDIT CORPORATION

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Finance.

Our principal executive office is located at Klarabergsviadukten 61-63, P.O. Box 194, SE-101 23 Stockholm, Sweden; and our telephone number is +46-8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Incapital LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	The Bank of New York Mellon Trust Company, N.A., unless otherwise specified in the applicable pricing supplement.

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least six months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal and/or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

•                  the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

•                  the redemption or repayment price or how this will be calculated; and

•                  the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness, subject to applicable bankruptcy and similar laws affecting creditors’ rights generally and to general principles of equity. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Debt Securities—Additional Amounts” beginning on page 13 of the Prospectus.

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date and, if applicable, the issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not list any.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Stabilization may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes under the issue is made. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period, in any case no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the issue of notes. Such stabilizing or over-allotment shall be conducted in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-5.

RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. An applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency-indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets are extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency-indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note (or currency-indexed note) may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency-indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar basis. If any currency-indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•                  changing supply and demand for a particular currency;

•                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•                  U.S. and foreign political and economic events and policies;

•                  restrictions on U.S. and foreign exchanges or markets;

•                  changes in balances of payments and trade;

•                  U.S. and foreign rates of inflation;

•                  U.S. and foreign interest rates; and

•                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency-indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency-indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD, IN EVERY CASE, CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency-indexed notes will contain information concerning historical exchange rates for the relevant specified or indexed currency or currencies against the U.S. dollar and a brief description of such currency or currencies and any exchange controls then in effect with respect to such currency or currencies.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we would make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest.”

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You may not be able to secure a foreign-currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of New York. See “Description of Debt Securities—Governing Law” in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that the value of the underlying, asset, measure, index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than those expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of inter-related factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of many underlying measures and indices have been highly volatile, and such volatility may continue or intensify.

Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable underlying asset, measure, index or indices, including the complexity and volatility thereof, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such underlying asset, measure, index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a currency, currencies, a commodity, a commodity index, a stock, a stock index or any similar such measure or index will contain information concerning the historical prices or values of such underlying measure or index.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008 and a fourth supplemental indenture dated as of March 8, 2010 (together with the first supplemental indenture, the second supplemental indenture, and the third supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder. Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures and as further supplemented. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making any investment decision. We have filed or will file copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•                  The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

•                  We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•                  The notes will mature at least six months from their issue dates.

•                  The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase.”

•                  The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

•                  We will issue the notes in fully registered form only, without coupons.

•                  Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplements;

•                 We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes. See “—Form of the Notes—Book- Entry Notes” below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 101 Barclay Street (Attn: Trust Services Window), New York, New York 10286), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•                  the principal or face amount of such note;

•                  the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•                  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•                  the date on which we will issue the note;

•                  the maturity date for the note;

•                  if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•                  if the note is a floating rate note, the initial interest rate, the formula or formulae by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•                  if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•                  if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•                  whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “—Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•                  whether the note will be issued initially as a book-entry note or a certificated note; and

•                  any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)                                 commercial banks are generally open for business in The City of New York; and

(2)                                 (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor system is open for business; and (b) if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency; and

(3)                                 if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)                                 if the interest rate formula for the note is LIBOR, a London banking day. The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes.” A discount note is:

(1)                                 a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(2)                                 any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. A master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Notes need not be represented by such master global note, and may instead be represented by separate global notes. Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes. For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All Book-Entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.) (unless the applicable prospectus supplement provides otherwise). Unless otherwise provided, DTC will act as a depositary for, and hold the global securities on behalf of, certain financial institutions, called “participants.” These participants, or other financial institutions acting through them called “indirect participants,” will represent your beneficial interests in the global securities (unless the applicable prospectus supplement provides otherwise). They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

Unless otherwise provided in the applicable pricing supplement, if you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which the holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•                  You will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•                  You may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•                  You may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn may hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC. Notes may also be initially deposited with and settle through Clearstream, Euroclear or any other depositary specified in the relevant pricing supplement.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities (or such other depositary as may be applicable). Payments to DTC (or such other depositary) will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

As to DTC:  DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

As to Clearstream Luxembourg:  Clearstream Luxembourg has advised us that it is incorporated as a limited liability company under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly. Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

Clearstream Luxembourg effects transactions through its affiliate, Clearstream Banking SA, which is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Since 12 February 2001, Clearstream Banking SA has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of Clearstream Banking SA’s role as a payment system provider operating a securities settlement system.

As to Euroclear:

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supra-nationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the underwriters, or other financial entities involved in this offering, may be Euroclear participants.

Non-participants in the Euroclear System may hold and transfer book-entry interests in notes through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records. Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities.” If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences in their favor, Euroclear Participants and Clearstream customers may employ their customary procedure for transactions in which securities are to be transferred by the respective clearing system, through the applicable U.S. Depository to another Participant’s. In these cases, Euroclear will instruct its U.S. Depository to credit the securities to the Participant’s account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear Participants’ or Clearstream customers’ accounts will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant’s or Clearstream customer’s accounts would instead be valued as of the actual settlement date.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice.

Paying Agents, Transfer Agents, Exchange Rate Agents and Calculation Agents

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity,

redemption or repurchase, we will make such payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•                  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

•                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder’s election may not be effective under certain circumstances as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent may be agents soliciting orders for the notes or affiliates of such agents. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit will not apply to notes in which U.S.$ 2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

•                  if “actual/365,” “act/365,” “A/365,” “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•                  if “actual/365 (fixed),” “act/365 (fixed),” “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•                  if “actual/360,” “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

•                  if “30/360,” “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

•                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•                  if “following” is specified, that date will be the first following day that is a business day;

•                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

•                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note. The pricing supplement for a floating rate note may specify an interest rate for the first interest period. This formula is generally composed of the following:

•                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

•                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

•                  LIBOR;

•                  the Commercial Paper Rate;

•                  the Treasury Rate;

•                  the CD Rate;

•                  the Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

•                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

•                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

•                  the dates on which the interest rate will be reset (referred to as the interest reset dates), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

•                  the interest payment dates; and

•                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

•                  in the case of notes that reset daily, each business day;

•                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

•                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

•                  in the case of notes that reset monthly, the third Wednesday of each month;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement; with the following two exceptions:

•                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

•                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the relevant calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date will be:

•                  for notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date, the applicable interest reset date;

•                  for notes for which the base rate is the CD Rate, the Commercial Paper Rate or the Federal Funds Rate, the second business day before the interest reset date; and

•                  for notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•                  in the case of notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•                  in the case of notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or any interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day. If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count. If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one- hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

The calculation agent will be specified in the applicable pricing supplement for each issuance of floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

•                  the interest rate in effect for the interest period;

•                  the number of days in the interest period;

•                  the next interest payment date; and

•                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR. Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)      For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no single rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)      For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

•                  If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

•                  If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means the display on the Reuters Money Market Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and

Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial.”

•                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non- financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 × D	x 100
360 – (D × M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters Money Markets Rates Service or any successor service, on page “USAUCTION 10,” or any other page as may replace that page on that service, or page “USAUCTION 11,” or any other page as may replace that page on that service. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D × N
360 – (D × M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

•                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on Reuters Money Markets Rates Service, or any successor service, on page “FEDFUNDS 1,” or any other page as may replace that page on that service. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate described above does not appear on page “FEDFUNDS1” by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•                  If the rate described above does not appear on “FEDFUNDS1” and is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant underlying index or measure, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. Note that, under the indenture, physical settlement is only possible if relevant procedures are agreed between us and the trustee. Such procedures have not yet been agreed. In the event of physical settlement, the relevant pricing supplement will specify in detail the procedures for such physical settlement. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes,” as well as the risks described in the applicable pricing supplement.

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 18) participating member states of the European Monetary Union. A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992. As of the date of this prospectus supplement, Sweden does not participate in the single currency.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or the need to amend the notes or the indenture, re-denominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro. The provisions relating to any such redenomination will be contained in the applicable pricing supplement. You are responsible for informing yourself about the effects or potential of European Monetary Union on any investment you make.

Redemption and Repurchase

General

The pricing supplement for the issuance of each series of notes will indicate either that:

•                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

•                  the notes will be redeemable or subject to repayment at our or the holder’s option on or after a specified date at a specified redemption or repayment price. The redemption or repayment price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption or repayment.

Market Repurchases

We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption, repayment or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption, repayment or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders. Under the indenture, we have irrevocably appointed Business Sweden in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. Under the indenture, we will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence. In addition, this discussion does not address alternative minimum taxes, the Medicare tax on net investment income or state, local or foreign taxes.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

You should be aware that the U.S. federal income tax considerations in this Prospectus Supplement may be modified or superseded by U.S. federal income tax considerations discussed in the product supplement and/or pricing supplement relating to a specific issuance of notes. You should read any such tax considerations when considering an investment in the notes.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note.

This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                     multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash- basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated November 3, 2014 (the “Agency Agreement”), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-2.

We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount (but may be outside that range, and will, in any event, be specified in the applicable pricing supplement).

In addition to the agents listed on page S-2, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under the program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

•                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•                  bid for and purchase notes in the open market to cover over- allotments or to stabilize the price of the notes; or

•                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, and, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including certain liabilities under the U.S. Securities Act of 1933 (the Securities Act). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

Some of the agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed, and each further agent appointed under the series will be required to represent and agree, that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes (“Notes”) directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any Notes which are the subject of the offering contemplated by this Prospectus as completed by the final terms in relation thereto (the “Offer Notes”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Offer Notes may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)                                 if the final terms in relation to the Offer Notes specify that an offer of those Offer Notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Offer Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)                                 to legal entities which are qualified investors as defined in the Prospectus Directive;

(c)                                  to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Lead Agent for any such offer; or

(d)                                 in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offer Notes referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Offer Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Offer Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Offer Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each Agent has represented, warranted and agreed, and each further Agent appointed under the series will be required to represent, warrant and agree, that:

(a)                                 in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                                 it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 200 (the “FSMA”)) received by it in connection with the issue or sale of Notes which are the subject of the offering contemplated by this supplement in circumstances in which Section 21(1) of the FSMA does not apply to SEK; and

(c)                                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.”

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the Notes may not, and will not, be offered, sold or delivered and copies of this offering document or any other document relating to the Notes may not, and will not, be distributed in Italy except (i) to qualified investors (investitori qualificati), as defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended (the “Intermediaries Regulation”), pursuant to Article 100, paragraph 1, letter a) of Legislative Decree No. 58 of February 24, 1998, as amended (the “Consolidated Financial Act”) and Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”); or (ii) in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, including, without limitation, as provided under Article 100 of the Consolidated Financial Act and Article 34- ter of the Issuers’ Regulation.

Any offer, sale or delivery of the Notes or distribution of copies of this offering document or any other document relating to the Notes in Italy under (i) or (ii) above must be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations and, in particular, must be made: (i) by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of September 1, 1993 (the “Banking Law”), the Consolidated Financial Act, the Issuers’ Regulation and the Intermediaries Regulation, each as amended from time to time; (ii) in compliance with Article 129 of the Banking Law and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and (iii) in compliance with any other applicable laws and regulations or requirement that may be, from time to time, imposed by the Bank of Italy, CONSOB or other Italian authority.

Any investor purchasing the Notes in this offering is exclusively responsible for ensuring that any offer or resale of the Notes it purchased in this offering occurs in compliance with applicable laws and regulations. No person resident or located in Italy other than the original recipients of this document may rely on this document or its contents.

This offering document, any other document relating to the Notes, and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Consolidated Financial Act and Article 34-ter of the Issuers’ Regulation, are not to be distributed, for any reason, to any third party resident or located in Italy.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Note capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA,; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

France

This offering document has not been submitted to the AMF for prior approval or otherwise.

The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this offering document nor any other offering material relating to the Notes has been distributed or caused to be distributed nor may be distributed or caused to be distributed to the public in France, except only (i) to persons licensed to provide the investment service of portfolio management for the account of third parties and/or (ii) to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) acting for their own account and/or (iii) to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) acting for their own.

Such “qualified investors” are notified that they must act for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations. The Notes may not be re-transferred, directly or indirectly, in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (i.e., Articles L.411-1, L.411-2, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Kingdom of Sweden

THIS OFFERING DOCUMENT IS NOT A PROSPECTUS AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH THE PROSPECTUS REQUIREMENTS LAID DOWN IN THE SWEDISH FINANCIAL INSTRUMENTS TRADING ACT (LAG (1991:980) OM HANDEL MED FINANSIELLA INSTRUMENT) NOR ANY OTHER SWEDISH ENACTMENT. NEITHER THE SWEDISH FINANCIAL SUPERVISORY AUTHORITY NOR ANY OTHER SWEDISH REGULATORY BODY HAS EXAMINED, APPROVED OR REGISTERED THIS OFFERING DOCUMENT.

NO NOTES WILL BE OFFERED OR SOLD TO ANY INVESTOR IN SWEDEN EXCEPT IN CIRCUMSTANCES THAT WILL NOT RESULT IN A REQUIREMENT TO PREPARE A PROSPECTUS PURSUANT TO THE PROVISIONS OF THE SWEDISH FINANCIAL INSTRUMENTS TRADING ACT.

ANNEX A

[FORM OF PRICING SUPPLEMENT] [This form may be modified as necessary for each issuance of notes.]

PRICING SUPPLEMENT No. [            ]

(To Prospectus dated November 3, 2014 and

Prospectus Supplement dated November 3 2014)

[Principal Amount]	[Face Amount]

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(Incorporated In Sweden With Limited Liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [        ]]

Medium-Term Notes, Series F

Due Six Months or More From Date of Issue

The notes are issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[ ]	%	[ ]	%	[ ]	%
Total	[ ]		[ ]		[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Offering Price Per Unit		Aggregatet of Offering Price		Amount of Registration Fee
Debt securities	U.S.$	[ ]	[ ]	%	U.S.$	[ ]	U.S.$	[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated November 3, 2014 relating to an unlimited aggregate principal amount of our medium-term notes, series F, due six months or more from date of issue and

•                  the accompanying prospectus dated November 3, 2014 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)

(Swedish Export Credit Corporation)

Klarabergsviadukten 61-63

P.O. Box 194

SE-101 23 Stockholm, Sweden

Tel: +46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, the third supplemental indenture and the fourth supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent(s).

Aggregate Principal Amount:	[ ]
Issue Price:	[ ]%
Original Issue Date:	[ ]
Maturity Date:	[ ]
Specified Currency:	[ ]
Authorized Denominations:	[ ]
Form:	[ ]
Interest Rate:	[Floating/[ ]% per annum/Other]
Interest Payment Dates:	[ ]
Regular Record Dates:	[ ]
Floating Rate Notes:
Base Rate:	—LIBOR
—Commercial Paper Rate
—Treasury Rate
—CD Rate
—Federal Funds Rate
—Other
Index Maturity:	[ ]
Initial Interest Rate:	[ ]
Spread (+/-) or Spread Multiplier:	[ ]
Interest Reset Dates:	[ ]
Interest Determination Dates:	[ ]
Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]
Minimum Interest Rate:	[ ]
Optional Redemption:	☐ Yes ☐ No

[Initial Redemption Date:]	[ ]
Optional Repayment:	☐ Yes ☐ No
Indexed Note:	☐ Yes ☐ No
Foreign Currency Note:	☐ Yes ☐ No
Purchasers:	[ ]
Purchase Price:	[ ]%
[Net Proceeds, after Commissions, to us:]	[ ]
Closing Date:	[ ]
Method of Payment:	[ ]
Listing, if any:	[ ]
Securities Codes:	[ ]
Trustee:	The Bank of New York Mellon Trust Company, N.A.
Paying Agent:	[ ]
[Luxembourg Paying Agent:]	[ ]
Calculation Agent:	[ ]
Exchange Rate Agent:	[ ]
Transfer Agent:	[ ]
Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]
Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]
[OTHER]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

Debt Securities

We, Aktiebolaget Svensk Exportkredit (publ), also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness, subject to applicable bankruptcy and similar laws affecting creditors’ rights generally and to general principles of equity. The debt securities will not be obligations of the Kingdom of Sweden.

We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement(s).

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in either of them is accurate as of any date other than the date on the front of such documents.

The debt securities will be obligations of SEK. No other company or entity will be responsible for payments under the debt securities. The debt securities will not be guaranteed by any other company or entity. No other entity or company will be liable to holders of the debt securities in the event SEK defaults thereunder. The debt securities will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject, entirely and exclusively, to the credit risk of SEK itself. The value of debt securities may be adversely affected by changes in SEK’s credit ratings or credit spreads applicable to SEK’s debt.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2014

i

(continued)

ii

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements (which may include pricing supplements) that will contain specific information about the terms of that offering. Such prospectus supplements (including pricing supplements) may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement (including any pricing supplement), you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2013, which we filed with the SEC on February 24, 2014 under the Securities Exchange Act of 1934; and

•                  our reports on Form 6-K, furnished to the SEC on January 30, April 28, June 30, July 18, October 15 and October 23, 2014 under the Securities Exchange Act of 1934.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus (or any part of any such report that is indicated on the cover or inside cover page thereof to be incorporated by reference in this prospectus); and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)

(Swedish Export Credit Corporation)

Klarabergsviadukten 61-63

P.O. Box 194

SE-101 23 Stockholm, Sweden

Tel: +46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

•                  this prospectus;

•                  any prospectus supplement;

•                  any pricing supplement to a prospectus supplement; and

•                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

We have based these forward-looking statements on our current expectations and projections about future events. These statements include but are not limited to:

•                  statements regarding financial projections and estimates and their underlying assumptions;

•                  statements regarding plans, objectives and expectations relating to future operations and services;

•                  statements regarding the impact of regulatory initiatives on SEK’s operations;

•                  statements regarding general industry and macroeconomic growth rates and SEK’s performance relative to them; and

•                  statements regarding future performance.

Forward-looking statements generally are identified by the words “expect”, “anticipate”, “believe”, “intend”, “estimate”, “should”, and similar expressions.

Forward-looking statements are based on current plans, estimates and projections, and therefore readers should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and SEK undertakes no obligation to update any forward-looking statement in light of new information or future events, although SEK intends to continue to meet its ongoing disclosure obligations under the U.S. securities laws (such as the obligations to file annual reports on Form 20-F and reports on Form 6-K) and under other applicable laws. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and generally beyond SEK’s control. Readers are cautioned that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, forward-looking statements. These factors include, among others, the following:

•                  Disruptions in the financial markets or economic recessions;

•                  Credit risk;

•                  Potential material weakness in our internal controls over financial reporting;

•                  Potential reductions in our access to international capital markets;

•                  Volatile or illiquid market conditions;

•                  The fact that our hedging strategies may not prevent losses;

•                  Fluctuations in foreign currency exchange rates;

•                  Increasing competition;

•                  Operational risk;

•                  Natural disasters, political unrest or other events beyond our control;

•                  Potential changes in law or regulation; and

•                  Adverse developments in emerging market countries;

in each case on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have been advised by our Swedish counsel, Advokatfirman Vinge KB, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

•                  the remainder of this prospectus, which explains the general terms of the debt securities we may offer pursuant to this prospectus;

•                  any prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

•                  the documents referred to below under “Where You Can Find More Information.”

Swedish Export Credit Corporation

We (Aktiebolaget Svensk Exportkredit or the Swedish Export Credit Corporation) are a “public company” under the Swedish Companies Act. We are wholly owned by the Swedish state through the Ministry of Finance (“Sweden” or the “State”).

The Swedish Export Credit Corporation was founded in 1962 in order to strengthen the competitiveness of the Swedish export industry by meeting a need for long-term credits for both exporters and their foreign customers. SEK’s objective is to engage in financing activities in accordance with the Swedish Banking and Financing Business Act and, in connection therewith, to promote the development of Swedish commerce and industry, as well as otherwise engaging in Swedish and international financing activities on commercial terms. The duration of the Swedish Export Credit Corporation is indefinite.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under International Financial Reporting Standards as issued by the International Accounting Standard Board (“IFRS”):

	As of or for the Year Ended December 31,
	2013	2012		2011
	(in millions of Skr)
Total assets	306,553.9	313,135.6		319,701.9
Total equity	14,990.3	14,379.6	(1)	13,931.8	(1)
Net profit (after taxes) (2)	1,090.1	708.8	(1)	1,399.5	(1)

(1)                                 Adjusted, see Note 1 to our consolidated financial statements appearing in our Annual Report on Form 20-F filed on February 24, 2014.

(2)                                 The entire profit is attributable to our shareholder.

Our principal executive office is located at Klarabergsviadukten 61-63, P.O. Box 194, SE-101 23 Stockholm, Sweden. Our telephone number is (+46) 8-613-8300.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated October 23, 2008 and a fourth supplemental indenture dated March 8, 2010 (together with the first supplemental indenture, the second supplemental indenture and the third supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money, subject to applicable bankruptcy and similar laws affecting creditors’ rights generally and to general principles of equity. The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

•                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

•                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry and certificated form.

•                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

•                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any such transaction occurs, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

•                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

•                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

•                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

•                  default for 30 days in the payment of any interest on any debt security of such series when due;

•                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

•                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

•                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

•                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

•                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

Ratios of Earnings to Fixed Charges

Ratio of Earnings to Fixed Charges(1) for the Year ended December 31,
2013	2012	2011	2010	2009
1.54	1.23	1.47	1.38	1.21

(1)              For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of SEK’s interest expenses, including borrowing costs.

The ratio of earnings to fixed charges, for the nine months ended September 30, 2014 was 1.61.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as of September 30, 2014. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

(Skr millions)	As of September 30, 2014
Senior debt:
Long-term	224,249.6
Short-term	54,899.9
Total senior debt(1), (2)	279,149.5
Subordinated debt:
Long-term	1,790.8
Short-term	—
Total subordinated debt(1)	1,790.8
Equity:
Share capital (3,990,000) shares issued and paid-up, par value Skr 1,000(3)	3,990.0
Reserves	474.7
Retained earnings	11,411.1
Total	15,875.8
Total capitalization	296,816.1

(1)                                 At September 30, 2014, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2014.

(2)                                 Unguaranteed and unsecured.

(3)                                 In accordance with our Articles of Association, SEK’s share capital shall neither be less than Skr 1,500 million nor more than Skr 6,000 million.

There has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2014.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004 a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008, and a fourth supplemental indenture dated as of March 8, 2010 (together with the first supplemental indenture, the second supplemental indenture and the third supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder. We have filed the indenture and each of the supplemental indentures as exhibits to, or incorporated them by reference in, the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate amount or initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money, subject to applicable bankruptcy and similar laws affecting creditors’ rights generally and to general principles of equity (Section 1011). We refer you to the prospectus supplement relating to any particular series of debt securities for the terms of such debt securities, including, where applicable:

(i)                                     the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)                                  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)                               the date or dates on which such debt securities will mature;

(iv)                              the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)                                 the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)                              the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)                           our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)                        the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)                              whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(x)                                 whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xi)                              whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xii)                           any additional restrictive covenants or events of default provided with respect to such debt securities; and any other terms of such debt securities. (Section 301)

We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “—Global Securities.”

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal-indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request, confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

•                  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

•                  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

•                  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

•                  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

•                  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

•                  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

•                  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

•                  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

•                  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal-indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business or, when used with respect to any Place of Payment with respect to any Debt Securities denominated in Euro, means any date on which the Trans-European Automated Gross Settlement Express Transfer System (TARGET) is operating credit or transfer instructions in respect of payments in Euro. (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

Additional Amounts

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

•                  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•                  no such additional amount will be paid:

•                  with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

•                  where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)                                     in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)                                  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)                               certain other conditions are met. (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal- indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•                  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal-indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the currency in which a debt security is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•                  reduce the aforesaid percentage of principal amount (or, in the case of any principal-indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)                                     default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)                                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)                               default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)                              default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)                                 default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

(vi)                              certain events of bankruptcy, insolvency or reorganization. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008).

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the holders of all such debt securities, waive any past default or event of default, with certain exceptions, including for any default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

(i)                                     an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)                                  if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

Under the Indenture, we have irrevocably designated Business Sweden in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures, or the debt securities brought in any federal or State court in The City of New York. Under the Indenture, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

Note Regarding Foreign Currencies

Notwithstanding any other provision of the indenture, (i) other than with respect to bearer securities, holders requesting or receiving payments in any currency other than U.S. dollars for any reason must provide wire transfer instructions to the trustee for an account in the relevant currency not less than 15 calendar days prior to the first relevant date of payment, and (ii) we must consult with the trustee regarding the appropriateness of any exchange rate agent and/or paying agent for each series of debt securities denominated in, or subject to redenomination into, a currency other than U.S. dollars.

SWEDISH TAXATION

The following summary outlines certain Swedish tax consequences relating to holders of debt securities that are not considered to be Swedish residents for Swedish tax purposes, unless otherwise stated. The summary is based on the laws of the Kingdom of Sweden as currently in effect and is intended to provide general information only. The summary does not address, inter alia, situations where debt securities are held in an investment savings account (investeringssparkonto) or the rules regarding reporting obligations for, among others, payers of interest. Investors should consult their professional tax advisers regarding the Swedish tax and other tax consequences (including the applicability and effect of tax treaties for the avoidance of double taxation) of acquiring, owning and disposing of debt securities in their particular circumstances.

Holders not resident in Sweden

Payments of any principal amount or any amount that is considered to be interest for Swedish tax purposes to the holder of any debt security should not be subject to Swedish income tax, provided that such a holder is not resident in Sweden for Swedish tax purposes and provided that such a holder does not have a permanent establishment in Sweden to which the debt securities are effectively connected.

However and somewhat simplified, provided that the value or the return of the debt securities is related to securities taxed as shares, private individuals who have been residents of Sweden or have had a habitual abode in Sweden at any time during the calendar year of disposal or redemption or the ten calendar years preceding the year of disposal or redemption, are liable for capital gains taxation in Sweden upon disposal or redemption of such debt securities. In a number of cases though, the applicability of this rule is limited by the applicable tax treaty for the avoidance of double taxation.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal amount or any amount that is considered to be interest for Swedish tax purposes, except for certain payments of interest (and other return on debt securities) to a private individual (or an estate of a deceased individual) with residence in Sweden for Swedish tax purposes (see “Holders resident in Sweden” below).

Holders resident in Sweden

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for Swedish tax purposes, all capital income (e.g. income that is considered to be interest for Swedish tax purposes and capital gains on debt securities) will be taxable. Specific tax consequences, however, may be applicable to certain categories of corporations, e.g. life insurance companies. Further, specific tax consequences may be applicable if, and to the extent, a holder of debt securities realizes a capital loss on the debt securities and to any currency exchange gains or losses.

If amounts that are considered to be interest for Swedish tax purposes are paid by a legal entity domiciled in Sweden, including a Swedish branch of a non-Swedish corporation, to a private individual (or an estate of a deceased individual) with residence in Sweden for Swedish tax purposes, Swedish preliminary taxes are normally withheld by the legal entity on such payments. Swedish preliminary taxes should normally also be withheld on other returns on debt securities (but not capital gains), if the return is paid out together with such a payment of interest referred to above.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

•                  the name or names of any underwriters or agents;

•                  the purchase price of the debt securities;

•                  the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price of the debt securities;

•                  any concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such debt securities may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the Securities Act. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities in any of three ways:

•                  through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or re-allowed or paid to dealers may be changed. Please see “—Expenses” below for a description of our expected expenses in the offering of debt securities.

We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement (a pricing supplement) using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. Agents and underwriters may also be counterparties to swaps, which we enter into to hedge our obligations under the debt securities. There may be certain conflicts of interest between agents and underwriters that act as swap counterparties and investors in the debt securities.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our articles of association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities:

•                  For us: Advokatfirman Vinge KB; and

•                  For the underwriters and agents, if any: Cleary Gottlieb Steen & Hamilton LLP.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge KB.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time, including in connection with the establishment of this debt securities program.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is Business Sweden, 220 E. 42nd Street, Suite 409A, New York, NY 10017.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $5,000,000,000 of debt securities. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$	200,000
Accounting fees and expenses		100,000
Printing and engraving expenses		50,000
Miscellaneous		200,000
Total	U.S.$	550,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate. We will offset against these fees an aggregate amount of U.S.$79,684.93 representing registration fees placed on account in respect of our previous Registration Statement on Form F-3 (No. 333-178202). We expect that the agents or underwriters through which our debt securities are offered and sold will reimburse us for the registration fees we pay. As a result, we have not included such fees in the above table.

EXPERTS

The consolidated financial statements of Aktiebolaget Svensk Exportkredit as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 appearing in Aktiebolaget Svensk Exportkredit’s Annual Report on Form 20-F for the year ended December 31, 2013, have been audited by Ernst & Young AB, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago. Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

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PRICING SUPPLEMENT

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